XALTED NETWORKS, INC.

SERIES BB PREFERRED

AND SERIES CC PREFERRED

STOCK PURCHASE AGREEMENT

February 10, 2004

-i-

	4.3.	Compliance Certificate	12
	4.4.	Qualifications	12
	4.5.	Proceedings and Documents	12
	4.6.	Opinion of Company Counsel	13
	4.7.	Investors’ Rights Agreement	13
	4.8.	Co-Sale Agreement	13
	4.9.	Voting Agreement	13
	4.10.	Resignation and Appointment of Board Members	13
	4.11.	Section 144 of the Delaware General Corporation Law	13

5.	RESERVED		13

6.	CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING		13
	6.1.	Representations and Warranties	13
	6.2.	Qualifications	14
	6.3.	Investors’ Rights Agreement	14
	6.4.	Co-Sale Agreement	14
	6.5.	Voting Agreement	14
	6.6.	Section 144 of the Delaware General Corporation Law	14

7.	MISCELLANEOUS.		14
	7.1.	Survival	14
	7.2.	Successors and Assigns	14
	7.3.	Governing Law	14
	7.4.	Titles and Subtitles	14
	7.5.	Notices	15
	7.6.	Finder’s Fee	15
	7.7.	Expenses	15
	7.8.	Amendments and Waivers	15
	7.9.	Severability	15
	7.10.	Aggregation of Stock	16
	7.11.	Entire Agreement	16
	7.12.	Counterparts	16
	7.13.	Facsimile	16
	7.14.	Waiver of Conflicts	16

-ii-

Exhibit A	-	Schedule of Investors
Exhibit B	-	Schedule of Series BB Investors
Exhibit C	-	Amended and Restated Certificate of Incorporation
Exhibit D	-	Form of Investors’ Rights Agreement
Exhibit E	-	Form of Co-Sale Agreement
Exhibit F	-	Form of Voting Agreement
Exhibit G	-	Schedule of Exceptions
Exhibit H	-	Proprietary Information and Inventions Agreements
Exhibit I	-	Form of Opinion of Company Counsel

-iii-

SERIES BB PREFERRED STOCK AND SERIES CC PREFERRED
STOCK PURCHASE AGREEMENT

          THIS SERIES BB PREFERRED STOCK AND SERIES CC PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made on the 10th day of February, 2004, by and among Xalted Networks, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).

W I T N E S S E T H :

          WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company shares of the Company’s Series CC Preferred Stock (“Series CC Preferred Stock”) on the terms and conditions set forth in this Agreement;

          WHEREAS, certain Investors desire to purchase, and the Company agrees to sell, shares of Series BB Preferred Stock in consideration for the cancellation of indebtedness to certain Investors as set forth on Exhibit B pursuant to the terms and conditions previously agreed upon by the parties and memorialized in this Agreement.

          NOW, THEREFORE, IN CONSIDERATION of the mutual premises contained herein and made pursuant hereto, and good available consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

          1. Purchase and Sale of Stock.

                    1.1. Sale and Issuance of Series CC Preferred Stock.

                              (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Initial Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit C (the “Restated Certificate”), and the Restated Certificate shall be in effect as of the Initial Closing.

                              (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the applicable Closing, as provided herein, and the Company agrees to sell and issue to each Investor at such Closing, that number of shares of the Company’s Series CC Preferred Stock set forth opposite each Investor’s name on Exhibit A hereto for the purchase price set forth thereon. Payment shall be made in the form of cancellation of indebtedness or cash (by check or wire transfer) in the amount set forth opposite such Investors’ name on Exhibit A.

                              (c) At each Closing as provided herein, the Company shall deliver to each Investor a certificate representing the Series CC Preferred Stock that such Investor is purchasing against payment of the purchase price therefor. Each Investor paying by cancellation of indebtedness shall surrender to the Company for cancellation at the Initial Closing any evidence of such indebtedness and shall execute an instrument of cancellation in form and substance acceptable to the Company.

                    1.2. Sale and Issuance of Series BB Preferred. Subject to the terms and conditions hereof, the Company will severally issue to certain Investors (the “Series BB Investors”) and such Series BB Investors will severally receive from the Company, a certain number of shares of Series BB Preferred Stock as set forth opposite such Series BB Investors’ name on Exhibit B for the purchase price set forth thereon. Payment shall be made in the form of cancellation of indebtedness or cash (by check or wire transfer) in the amount set forth opposite such Series BB Investors’ name on Exhibit B. At the Initial Closing (as defined below), the Company shall deliver to each Series BB Investor a certificate representing the Series BB Preferred Stock that such Series BB Investor is purchasing against payment of the purchase price therefor. Each Series BB Investor paying by cancellation of indebtedness shall surrender to the Company for cancellation at the Initial Closing any evidence of such indebtedness and shall execute an instrument of cancellation in form and substance acceptable to the Company.

                    1.3. Initial Closing Date. The initial closing of the sale and issuance of the Series BB Preferred Stock and sale and issuance of shares of Series CC Preferred Stock hereunder (the “Initial Closing”) shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 3:00 p.m., P.S.T., on February 10, 2004 or at such other time (whether earlier or later) and place upon which the Company and the Purchasers shall agree (the date of the Initial Closing is hereinafter referred to as the “Initial Closing Date”). After the Initial Closing, no additional shares of Series BB Preferred Stock shall be issued or sold by the Company.

                    1.4. Subsequent Closings. Subject to the prior written approval of Investors purchasing a majority of the shares of Series CC Preferred Stock at the Initial Closing, the remaining authorized shares of Series BB Preferred Stock or Series CC Preferred Stock not agreed to be purchased by Investors on the date hereof may be sold at a subsequent closings (“Subsequent Closings” and together with the Initial Closing, the “Closings”) at such places and times as the parties shall mutually agree, but in any event the agreement to purchase such shares must be made not more than sixty (60) days after the Initial Closing. Any such sale shall be made upon substantially the same terms and conditions as those contained herein, and such persons or entities shall become parties to this Agreement, that certain Amended and Restated Investor Rights Agreement dated the date hereof, in the form attached hereto as Exhibit D (the “Investors’ Rights Agreement”), that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated the date hereof, in the form attached hereto as Exhibit E (the “Co-Sale Agreement”) and that certain Amended and Restated Voting Agreement dated the date hereof, in the form attached hereto as Exhibit F (the “Voting Agreement”), and shall have the rights and obligations hereunder and thereunder. The Investors’ Rights Agreement, the Co-Sale Agreement and the Voting Agreement are sometimes referred to herein collectively as the “Related Agreements.”

          2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that as of the date hereof, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished each Investor prior to execution hereof and attached hereto as Exhibit G, which exceptions shall be deemed to be representations and warranties as if made hereunder on the date hereof:

                    2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

                    2.2. Capitalization and Voting Rights. Immediately prior to the Initial Closing, the authorized capital of the Company shall consist of:

                              (a) Preferred Stock. Thirty Six Million One Hundred and Fourteen Thousand Nine Hundred and Forty Three (36,114,943) shares of Preferred Stock, par value $0.001, of which (i) One Million One Hundred and Fourteen Thousand Nine Hundred and Forty Three (1,114,943) shares have been designated Series AA Preferred Stock (the “Series AA Preferred Stock”), of which One Million One Hundred Twelve Thousand Eight Hundred and Eighty-Two (1,112,882) are issued and outstanding upon the filing of the Restated Certificate and prior to the Initial Closing, (ii) Twenty Million (20,000,000) shares have been designated Series BB Preferred Stock (the “Series BB Preferred Stock”), none of which are issued and outstanding upon the filing of the Restated Certificate and prior to the Initial Closing, and (iii) Fifteen Million (15,000,000) shares have been designated Series CC Preferred Stock, none of which are issued upon the filing of the Restated Certificate and prior to the Initial Closing. The Series AA Preferred Stock, Series BB Preferred Stock and Series CC Preferred Stock are collectively referred to herein as the “Preferred Stock”. The rights, privileges and preferences of the Preferred Stock are as stated in the Company’s Restated Certificate.

                              (b) Common Stock. Forty Seven Million (47,000,000) shares of common stock, par value $0.001 (the “Common Stock”) are authorized, of which (i) One Hundred Sixty Thousand and Sixty Two (165,062) shares are issued and outstanding, (ii) Twenty Five Thousand (25,000) shares are reserved for issuance to employees, officers, directors and consultants under the Company’s 2000 Stock Option/Stock Issuance Plan (the “2000 Plan”) and Six Million Eight Hundred and Two Thousand (6,802,000) shares are reserved for issuance to employees, officers, directors and consultants under the Company’s 2003 Stock Plan (the “2003 Plan”), and (iii) Thirty Six Million One Hundred Fourteen Thousand Nine Hundred and Forty-Three (36,114,943) shares are reserved for future issuance upon conversion of the Preferred Stock. Of the 25,000 shares reserved for issuance under the 2000 Plan, (a) options to purchase 2,114 shares of Common Stock are currently outstanding and (b) 18,808 shares of Common Stock remain available for issuance under the 2000 Plan. Of the 6,802,000 shares reserved for issuance under the 2003 Plan, all of the shares of Common Stock remain available for issuance under the 2003 Plan.

                              (c) The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                              (d) Except for (i) the conversion privileges of the Preferred Stock, (ii) the rights provided in the Investors’ Rights Agreement and in the Right of First Refusal and Co-Sale Agreement, (iii) currently outstanding options to purchase 2,114 shares of Common Stock granted pursuant to the Plan, and (iv) warrants to purchase 2,055 shares of Series AA Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and to the knowledge of the Company there is no agreement or understanding between any persons and/or entities, that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                              (e) Immediately after the Initial Closing, each outstanding share of Series AA Preferred Stock, Series BB Preferred Stock and Series CC Preferred Stock will be convertible into one share of Common Stock.

                    2.3. Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

                    2.4. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization (or reservation for issuance), sale and issuance of the Series BB Preferred Stock and Series CC Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series CC Preferred Stock and Series BB Preferred Stock has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                    2.5. Valid Issuance of Preferred and Common Stock. The Series BB Preferred Stock and Series CC Preferred Stock that is being purchased by the Investors (including the Series BB Investors) hereunder, when issued, sold and delivered in accordance with the terms of this Agreement and the Restated Certificate for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, Related Agreements and applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series BB Preferred Stock and Series CC Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Related Agreements and applicable state and federal securities laws.

                    2.6. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, except for such filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

                    2.7. Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series BB Preferred Stock and Series CC Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and the qualification or registration requirements of applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

                    2.8. Litigation. There is no action, suit, proceeding or investigation pending, or to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, the Related Agreements, or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or currently threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques that are proprietary to any of their former employers, their obligations under any agreements with prior employers, or their obligations under any agreements with prior employers, in each such case if such action, suit proceeding or investigation might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                    2.9. Proprietary Information and Inventions Agreements. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in substantially one of the forms attached hereto as Exhibit H.

                    2.10. Patents and Trademarks. To the best of its knowledge (but without having conducted any special investigation or search), the Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the “Intellectual Property”) necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. To the best of its knowledge, the Company has the right to use its proprietary information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company. The Company is not aware of any such independent development nor of any misappropriation of its proprietary information. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business. The Company does not reasonably believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                    2.11. Compliance with Other Instruments. The Company is not in violation in any material respect of any provision of its Restated Certificate or Bylaws nor, to its knowledge, in any material respect of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                    2.12. Agreements; Action.

                              (a) Except for this Agreement, the Related Agreements or any other agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                              (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company, in excess of $15,000, other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses arising from the purchase of “off the shelf” or other standard products.

                              (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or Series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $15,000 or, in the case of indebtedness and/or liabilities individually less than $15,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

                              (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                    2.13. Related-Party Transactions. Except as set forth in the Schedule of Exceptions, no employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                    2.14. Financial Statements. The Company has made available to each Investor its unaudited balance sheet as of November 21, 2003 (the “Balance Sheet Date”) and its unaudited statements of income and cash flows for the three month period ending September 30, 2003 (the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                    2.15. Changes. Since the Balance Sheet Date there has not been:

                              (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse to the Company;

                              (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                              (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                              (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                              (e) any material change to a material contract, agreement or arrangement by which the Company or any of its assets is bound or subject;

                              (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                              (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                              (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

                              (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, other than sales of products and services and licenses in the ordinary course of business and consistent with past practice and except for liens for taxes not yet due or payable;

                              (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

                              (k) any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company, other than repurchases of shares of capital stock pursuant to the Plan;

                              (l) to the Company’s knowledge, any other event or condition of any character that might materially and adversely affect the business, properties or financial condition of the Company;

                              (m) any receipt of notice by the Company that there has been a loss of, or material order cancellation by, any major customer of the Company (as such business is presently conducted and as it is proposed to be conducted); or

                              (n) any agreement or commitment by the Company to do any of the things described in this Section 2.15.

                    2.16. Tax Returns. The Company has timely filed all material tax returns and reports (federal, state and local) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code. The Company does not have a tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

                    2.17. Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                    2.18. Title to Property and Assets. The property and assets the Company owns are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except (i) for statutory liens for the payment of current taxes that are not yet delinquent, and (ii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i) and (ii) above.

                    2.19. Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                    2.20. Disclosure. The Company has provided each Investor with or made available all of the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase the Series CC Preferred Stock and/or Series BB Preferred Stock. and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. To the best of the Company’s knowledge after reasonable investigation, neither this Agreement nor any other agreements, written instruments or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                    2.21. Section 83(b) Elections. To the best of the Company’s knowledge, all individuals who have purchased shares of the Company’s Common Stock under agreements that provide for the vesting of such shares have filed timely elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

                    2.22. Minute Book. The copy of the minute book of the Company provided to or made available for special counsel for the Investors contains minutes of all meetings of directors and stockholders since May 17, 2002 and all actions by written consent without a meeting by the directors and stockholders since May 17, 2002 and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects.

                    2.23. Qualified Small Business Stock. As of and immediately following the date hereof, the Company believes it meets all of the requirements for qualification as a “qualified small business” set forth in Section 1202(d) of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation the following: (i) the Company will be a domestic C corporation and (ii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between August 10, 1993 through the date hereof, have exceeded $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3). In addition, the Company has not made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one year period preceding the date hereof. Finally, as of the date hereof, the Company is an eligible corporation, as defined by Code Section 1202(e)(4).

          3. Representations and Warranties of the Investors. Each Investor hereby represents, warrants and covenants that:

                    3.1. Authorization. Such Investor has full power and authority to enter into this Agreement and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

                    3.2. Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Series CC Preferred Stock and/or Series BB Preferred Stock to be received by such Investor (including shares of Series CC Preferred Stock and/or Series BB Preferred Stock received pursuant to the Exchange Right) and the Common Stock issuable upon conversion thereof (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                    3.3. Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series CC Preferred Stock and/or Series BB Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series CC Preferred Stock and/or Series BB Preferred Stock and the business, properties, prospects and financial condition of the Company.

The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

                    3.4. Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series CC Preferred Stock and/or Series BB Preferred Stock. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series CC Preferred Stock and/or Series BB Preferred Stock.

                    3.5. Accredited Investor. Such Investor has read and is familiar with the definition of “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, and such Investor is an “accredited investor” as so defined.

                    3.6. Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Act, the Series BB Preferred Stock and Series CC Preferred Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

                    3.7. Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and:

                              (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                              (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonable statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                              (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer (i) by an Investor to any of its affiliated entities or (ii) by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, provided that, in each case, the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

                    3.8. Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following or comparable legends:

                              (a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

                              (b) Any legend required by the securities laws of any state or other governmental or regulatory agency having authority over the issuance of the Securities.

          4. Conditions of Investors’ Obligations at Initial Closing. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Initial Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                    4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing.

                    4.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

                    4.3. Compliance Certificate. The President of the Company shall deliver to each Investor, upon request, at the Initial Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                    4.4. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing.

                    4.5. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                    4.6. Opinion of Company Counsel. The Investors shall have received an opinion from Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, dated as of the Initial Closing, substantially in the form attached hereto as Exhibit I.

                    4.7. Investors’ Rights Agreement. The Company, the Investors and the requisite number of other parties necessary to effectuate the amendment and restatement of the Investor’s Rights Agreement shall have entered into the Investors’ Rights Agreement in the form attached hereto as Exhibit D hereto.

                    4.8. Co-Sale Agreement. The Company, the Investors and the requisite number of other parties necessary to effectuate the amendment and restatement of the Co-Sale Agreement shall have entered into the Co-Sale Agreement in the form attached hereto as Exhibit E.

                    4.9. Voting Agreement. The Company, the Investors and the requisite number of other parties necessary to effectuate the amendment and restatement of the Voting Agreement shall have entered into the Voting Agreement in the form attached hereto as Exhibit F.

                    4.10. Resignation and Appointment of Board Members. Tim Phillips shall have resigned from the Board of Directors of the Company prior to the Initial Closing and Bob Kondamoori, C.N. Reddy and Ravi Chiruvolu shall be appointed to the Board of Directors, effective upon the Initial Closing.

                    4.11. Section 144 of the Delaware General Corporation Law. The approval of the transaction by the Board of Directors and the stockholder shall have been made in compliance with Section 144 of the Delaware General Corporation Law.

                    4.12. Minimum Purchase . Investors must agree to purchase in the aggregate a minimum of $4,000,000 of Series CC Preferred Stock for cash or cancellation of indebtedness and $4,091,625 of Series BB Preferred Stock for cancellation of indebtedness.

                    4.13. Creditor settlements . Settlements with outside creditors satisfactory to Charter Ventures IV, L.P. shall have been signed.

          5. Reserved.

          6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by that Investor:

                    6.1. Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

                    6.2. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the applicable Closing.

                    6.3. Investors’ Rights Agreement. The Company, the Investors and the requisite number of other parties necessary to effectuate the amendment and restatement of the Investor’s Rights Agreement shall have entered into the Investors’ Rights Agreement in the form attached hereto as Exhibit D hereto.

                    6.4. Co-Sale Agreement. The Company, the Investors and the requisite number of other parties necessary to effectuate the amendment and restatement of the Co-Sale Agreement shall have entered into the Co-Sale Agreement in the form attached hereto as Exhibit E.

                    6.5. Voting Agreement. The Company, the Investors and the requisite number of other parties necessary to effectuate the amendment and restatement of the Voting Agreement shall have entered into the Voting Agreement in the form attached hereto as Exhibit F.

                    6.6. Section 144 of the Delaware General Corporation Law. The approval of the transaction by the Board of Directors and the stockholder shall have been made in compliance with Section 144 of the Delaware General Corporation Law.

          7. Miscellaneous.

                    7.1. Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and all Closings.

                    7.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                    7.3. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                    7.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                    7.5. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

                    7.6. Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company and each other Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                    7.7. Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall pay immediately following the Closing, and upon receipt of a bill, the reasonable fees and expenses of GCA Law Partners LLP, special counsel to Charter Ventures IV, L.P., not to exceed $25,000 in the aggregate.

                    7.8. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series BB Preferred Stock and Series CC Preferred Stock sold pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company. Notwithstanding the above, additional Investors may be added to this Agreement and the Related Agreements for a period of up to 180 days after the date hereof with the Company’s consent, and each such additional Investor shall become a party to this Agreement, upon execution and delivery to the Company of the signature pages hereto.

                    7.9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                    7.10. Aggregation of Stock. All shares of the Preferred Stock or Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                    7.11. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                    7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    7.13. Facsimile. This Agreement may be signed by facsimile.

                    7.14. Waiver of Conflicts. Each party to this Agreement acknowledges that Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, has in the past and may continue in the future to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in venture capital financings. Accordingly, each party to this Agreement hereby (i) acknowledges that they have had an opportunity to ask for information relevant to this disclosure, (ii) acknowledges that Wilson Sonsini Goodrich & Rosati, P.C. represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction, and (iii) gives its informed consent to the representation by Wilson Sonsini Goodrich & Rosati, P.C. of certain of the Investors in such unrelated matters and the representation by Wilson Sonsini Goodrich & Rosati, P.C. of the Company in connection with this Agreement and the transactions contemplated hereby.

[Remainder of page intentionally left blank]

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

XALTED NETWORKS, INC.

Pratap (Bob) Kondamoori
(Please print name or type name)

/s/ Pratap (Bob) Kondamoori
(Signature)

Chief Executive Officer
(Title)

INVESTORS:

Alliance Ventures V, LP

V.R. Ranganath
(Please print name or type name)

/s/ V.R. Ranganath
(Signature)

President
(Title, if applicable)

INVESTORS:
Charter Venture IV, LP

Ravi Chiruvolu
(Please print name or type name)

/s/ Ravi Chiruvolu
(Signature)

Partner
(Title, if applicable)

INVESTORS:
Charter Entrepreneur IV, LP

Ravi Chiruvolu
(Please print name or type name)

/s/ Ravi Chiruvolu
(Signature)

Partner

INVESTORS:
Charter Advisors Fund IV, LP

Ravi Chiruvolu
(Please print name or type name)

/s/ Ravi Chiruvolu
(Signature)

Partner
(Title, if applicable)

INVESTORS:
Empire Capital Partners

Peter Richards
(Please print name or type name)

/s/ Peter Richards
(Signature)

General Partner
(Title, if applicable)

INVESTORS:
Galaxy Venture Partners II, LLC

V.R. Ranganath
(Please print name or type name)

/s/ V.R. Ranganath
(Signature)

Managing Member
(Title, if applicable)

INVESTORS:
Glenbrook Capital, LP

Grover Wickersham
(Please print name or type name)

/s/ Grover Wickersham
(Signature)

General Partner
(Title, if applicable)

INVESTORS:
Raj S. Judge

/s/ Raj S. Judge
(Signature)

(Title, if applicable)

INVESTORS:
Oxal Venture Fund LP

Stevan Birnbaum
(Please print name or type name)

/s/ Stevan Birnbaum
(Signature)

President
(Title, if applicable)

INVESTORS:

Tim Philips

/s/ Tim Philips
(Signature)

(Title, if applicable)

INVESTORS:
Solar Venture Partners LP

V.R. Ranganath
(Please print name or type name)

/s/ V.R. Ranganath
(Signature)

General Partner
(Title, if applicable)

INVESTORS:
WS Investment Company LLC (2004 A)

Raj Judge
(Please print name or type name)

/s/ Raj Judge
(Signature)

Member
(Title, if applicable)

EXHIBIT A

Schedule of Series CC Preferred Stock Investors
$0.674 per share

Initial Closing: FEBRUARY 10, 2004

	Principal				Number of
	Amount of	Accrued	Cash	Total	Shares of Series
Holder	Indebtedness	Interest	Consideration	Consideration	CC Issued

Charter Ventures IV, L.P. 525 University Avenue, Suite 1400 Palo Alto, CA 94301 Attn: Andy Klatt	$1,342,826	$40,226.97	$561,598.79*	$1,944,651.76	2,885,240

Charter Entrepreneurs Fund IV, L.P. 525 University Avenue, Suite 1400 Palo Alto, CA 94301 Attn: Andy Klatt	43,465.20	1302.08	29,193.82	73,961.10	109,734

Charter Advisors Fund IV, L.P. 525 University Avenue, Suite 1400 Palo Alto, CA 94301 Attn: Andy Klatt	13,708.80	410.67	9,207.39	23,326.86	34,609

Alliance Ventures V, L.P. C/o Alliance Venture Management, LLC 2575 Augustine Drive Santa Clara, CA 75025 Attn: V. R. Ranganath	650,081	18,641	1,149,919	1,818,641	2,698,280

Empire Capital Partners One Gorman Island, 2nd Floor Westport, CT 06880	145,563	3,360	305,000	455,923	676,443

Glenbrook Capital, L.P. 430 Cambridge Avenue, Suite 100 Palo Alto, CA 94306	200,000	2,104		202,104	299,857
Phillips and Associates 3128 Charring Cross Plano, TX 75025 Attn: Tim Phillips			$50,000**	$50,000**	74,183

WS Investment Company 650 Page Mill Road Palo Alto, CA 94304			$22,500	$22,500	33,382
Sanjeev Raj C/o WSGR 650 Page Mill Road Palo Alto, CA 94304			$2,500	$2,500	3,709

Totals	$2,395,644.00	$68,044.72 $	2,129,919.00	$4,593,607.72	6,815,437

*Charter Ventures IV, L.P. has elected to have $69,435.07 in expenses owed by the Company (which was to be paid at the initial closing to Charter) applied towards its cash consideration obligations as set forth above.

**The Company has agreed to grant Phillips and Associates $50,000 worth of Series CC Preferred Stock pursuant to the Consulting Services Agreement between the Company and Phillips and Associates made as of September 5, 2003 in exchange for services rendered.

EXHIBIT B

Schedule of Series BB Preferred Stock Investors
$0.22 per share

Initial Closing: December 19, 2003

				Shares of Series BB Preferred
				Stock Issued in Exchange for
	Principal			Cancellation of Principal and
	Amount of			Accrued Interest Owed by
Creditor	Indebtedness	Accrued Interest	Total	Company

Charter Ventures IV, L.P. 525 University Avenue, Suite 1400 Palo Alto, CA 94301 Attn: Andy Klatt	$2,084,618.43	$153,839.62	$2,238,458.05	10,284,880

Charter Entrepreneurs Fund IV, L.P. 525 University Avenue, Suite 1400 Palo Alto, CA 94301 Attn: Andy Klatt	79284.47	5,850.99	85,135.46	391,165

Charter Advisors Fund IV, L.P. 525 University Avenue, Suite 1400 Palo Alto, CA 94301 Attn: Andy Klatt	25,006.10	1,845.39	26,851.49	123,372

Alliance Ventures V, LP C/o Alliance Venture Management, LLC 2575 Augustine Drive Santa Clara, CA 75025 Attn: V. R. Ranganath	750,000	56,255	806,255	3,704,395

Galaxy Venture Partners II, LLC nka Todd U.S. Ventures LLC 5954 Glen Eagles Circle San Jose, CA 95138	425,000	11,562	436,561	2,006,813

Solar Venture Partners, L.P. 5954 Glen Eagles Circle San Jose, CA 95138	250,000	16,365	266,365	1,223,950

Empire Capital Partners One Gorman Island, 2nd Floor Westport, CT 06880	350,000	17,785	367,785	1,690,231

Glenbrook Capital, L.P. 430 Cambridge Avenue, Suite 100 Palo Alto, CA 94306	34,425	1,177	35,602	163,645

OxCal Venture Fund 17308 Avenida de la Herradura Pacific Palisades, CA 90272	57,375	1,962	59,337	272,740

Totals:	$4,055,709.00	$313,754.22	$4,369,463.22	19,861,191

EXHIBIT C

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
XALTED NETWORKS, INC.

     Xalted Networks, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

     FIRST: The original Certificate of Incorporation of Xalted Networks, Inc. (then named Xalted IP Networks, Inc.) was filed with the Secretary of State of Delaware on December 1, 1999.

     SECOND: The Amended and Restated Certificate of Incorporation of Xalted Networks, Inc. in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

     THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

     IN WITNESS WHEREOF, Xalted Networks, Inc. has caused this Certificate to be signed by the President this 10th day of February, 2004.

XALTED NETWORKS, INC.

By	/s/ Bob Kondamoori
Bob Kondamoori, President

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

XALTED NETWORKS, INC.,
a Delaware corporation

ARTICLE I.

          The name of the corporation (the “Corporation”) is Xalted Networks, Inc.

ARTICLE II.

          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, Delaware, in the County of New Castle, and the name of the registered agent at that address is The Corporation Trust Company.

ARTICLE III.

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

          A. Classes of Stock. This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock (the “Preferred Stock”) and Common Stock (the “Common Stock”). The total number of shares of capital stock that the Corporation is authorized to issue is Eighty Three Million One Hundred and Fourteen Thousand Nine Hundred and Forty Three (83,114,943). The total number of shares of Preferred Stock this Corporation shall have authority to issue is Thirty Six Million One Hundred and Fourteen Thousand Nine Hundred and Forty Three (36,114,943). The total number of shares of Common Stock this Corporation shall have authority to issue is Forty Seven Million (47,000,000). One Milllion One Hundred and Fourteen Thousand Nine Hundred and Forty Three (1,114,943) shares of Preferred Stock are hereby designated “Series AA Preferred Stock,” Twenty Million (20,000,000) shares of Preferred Stock are hereby designated “Series BB Preferred Stock,” and Fifteen Million (15,000,000) shares of Preferred Stock are hereby designated “Series CC Preferred Stock.” No shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock remain outstanding, and the designation and the rights, privileges and restrictions of those respective series of Preferred Stock have been eliminated from this Amended and Restated Certificate of Incorporation. Effective upon the filing of this amendment and restatement of the Amended and Restated Certificate of Incorporation and after giving effect to the reclassification of Series C Preferred Stock pursuant to the following paragraph, no shares of Series C Preferred Stock remain outstanding, and the designation and the rights, privileges and restrictions of the Series C Preferred Stock have been eliminated from this Amended and Restated Certificate of Incorporation. The Preferred Stock shall have a par value of $0.001 per share, and the Common Stock shall have a par value of $0.001 per share.

          Effective upon the filing of this amendment and restatement of the Amended and Restated Certificate of Incorporation, (i) each twenty-two (22) shares of outstanding Common Stock shall be combined into one (1) share of Common Stock (including shares issuable pursuant to outstanding options or reserved for issuance pursuant to the Company’s Stock Plans) (the “Common Stock Combination”) and (ii) each twenty-two (22) shares of outstanding Series C Preferred Stock (including shares of Series C Preferred issuable upon the exercise of outstanding warrants) shall be combined into and reclassified as one (1) share of Series AA Preferred Stock.

          No fractional shares shall be issued upon the reclassification and combination of the shares of Series C Preferred Stock or the Common Stock Combination. If the reclassification and combination of the Series C Preferred Stock or the Common Stock Combination would result in the issuance of a fraction of a share of Series AA Preferred Stock or Common Stock, as the case may be, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion.

          The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance pursuant to a plan or plans approved by the Board) by the affirmative vote of the holders of a majority of the stock of this Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

          B. The Rights, Preferences and Restrictions of Preferred Stock. The powers, preferences, rights, restrictions, and other matters relating to the Preferred Stock are as follows:

                    1. Dividends.

                              a. The holders of the Series AA Preferred Stock shall be entitled to receive dividends on a pari passu basis with the holders of the Series BB Preferred Stock and the Series CC Preferred Stock at the rate of $0.3894 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum payable out of funds legally available therefor. The holders of the Series BB Preferred Stock shall be entitled to receive dividends on a pari passu basis with the holders of the Series AA Preferred Stock and the Series CC Preferred Stock at the rate of $0.0176 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum payable out of funds legally available therefor. The holders of the Series CC Preferred Stock shall be entitled to receive dividends on a pari passu basis with the holders of the Series AA Preferred Stock and the Series BB Preferred Stock at the rate of $0.0536 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board of Directors (the “Board”) and shall be non-cumulative.

                    No dividends (other than those payable solely in the Common Stock) shall be paid on any Common Stock during any fiscal year of the Corporation until dividends at the rate of (i) $0.3894 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series AA Preferred Stock, (ii) $0.0176 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series BB Preferred Stock and (iii) $0.0536 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series CC Preferred Stock shall have been paid or declared and set apart during that fiscal year.

                              b. If, after dividends in the full preferential amount specified in this Section 1 for the Preferred Stock have been paid or declared and set apart in full in any fiscal year of the Corporation, the Board shall declare additional dividends out of funds legally available therefor in that fiscal year, then such additional dividends shall be declared pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Preferred Stock is to be treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder pursuant to Section 5 hereof.

                              c. If the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution on a pari passu basis as though the holders of the Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                    1. Liquidation Preference.

                              a. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series CC Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, the Series AA Preferred Stock and the Series BB Preferred Stock by reason of their ownership thereof, the amount of (a) $1.348 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends on such share for each share of Series CC Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series CC Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series CC Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. The “Original Series CC Purchase Price” is equal to $0.674 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares).

                              b. After full payment to the holders of the Series CC Preferred Stock of the amount set forth in Section B.2.a. above, the holders of the Series BB Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or Series AA Preferred Stock by reason of their ownership thereof, the amount of $0.44 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends on such share for each share of Series BB Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series BB Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series BB Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. The “Original Series BB Purchase Price” is equal to $0.22 per share (as adjusted for any stock dividents, combinations, or splits with respect to such shares).

                              c. After full payment to the holders of the Series CC Preferred Stock of the amount set forth in Section B.2.a. above and to the holders of the Series BB Preferred Stock of the amount set forth in Section B.2.b, the holders of the Series AA Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, by reason of their ownership thereof, the amount of $9.7328 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends on such share for each share of Series AA Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series AA Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series AA Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. The “Original Series AA Purchase Price” is equal to $4.8664 per share (as adjusted for any stock dividents, combinations, or splits with respect to such shares).

                              d. After payment to the holders of the Preferred Stock of the amounts set forth in Section B.2.a, Section B.2.b and Section B.2.c above, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock, the Series AA Preferred Stock, Series BB Preferred Stock and Series CC Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series AA Preferred Stock, Series BB Preferred Stock and Series CC Preferred Stock then held by them, as the case may be.

                              e. For purposes of this Section B.2, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) and pursuant to which the holders of the outstanding voting securities of the Corporation immediately prior to such merger or other form of corporate reorganization fail to hold equity securities representing a majority of the voting power of the Corporation or surviving entity immediately following such merger or other form of corporate reorganization, (ii) a sale of all or substantially all of the assets of the Corporation or (iii) license of substantially all of the Company’s intellectual property, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of the Common Stock and Preferred Stock to receive at the closing in cash, securities or other property (valued as provided in Section B.2.f below) amounts as specified in Section B.2.a, Section B.2.b, Section B.2.c, and Section B.2.d above.

                              f. Whenever the distribution provided for in this Section B.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

                    3. Redemption. The Preferred Stock shall not be redeemable.

                    4. Voting Rights.

                              a. General Rights. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted (also referred to as “on an as converted to Common Stock basis”) and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of Common Stock outstanding) by an affirmative vote of the holders of a majority of the outstanding stock of the corporation.

                    vb. Election of Directors. The authorized number of the Board of Directors of the Corporation shall consist of three (3) members, and the authorized number of directors shall not be changed without the approval of at least a majority of the outstanding shares of Preferred Stock, voting together on an as converted to Common Stock basis. Notwithstanding Section 4(a) above, for so long as at least an aggregate of 5,000,000 shares of Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) remain outstanding, (i) the holders of Preferred Stock, voting together on an as converted to Common Stock basis, shall be entitled to elect two (2) members of the Board of Directors (the “Preferred Stock Director-Designees”), (ii) the holders of Common Stock and Preferred Stock, voting together on an as converted to Common Stock basis, shall be entitled to elect one (1) member of the Board of Directors and (iii) in the event of a vacancy in the office of any director elected by the holders of the Preferred Stock, a successor shall be elected to hold office for the unexpired term of such director by the holders of shares of the Preferred Stock.

                    5. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

                              a. Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined herein. The number of shares of Common Stock to which a holder of Series AA Preferred Stock shall be entitled upon conversion shall be determined by dividing $0.22 per share by the Series AA Conversion Price for the Series AA Preferred Stock in effect on the date the certificate is surrendered for conversion (rounded down to a whole number of shares for each such holder). The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series AA Preferred Stock (the “Series AA Conversion Price”) shall initially be $0.22, subject to adjustment as hereinafter provided. The number of shares of Common Stock to which a holder of Series BB Preferred Stock shall be entitled upon conversion shall be determined by dividing the Original Series BB Purchase Price by the Series BB Conversion Price for the Series BB Preferred Stock in effect on the date the certificate is surrendered for conversion (rounded down to a whole number of shares for each such holder). The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series BB Preferred Stock (the “Series BB Conversion Price”) shall initially be $0.22, subject to adjustment as hereinafter provided. The number of shares of Common Stock to which a holder of Series CC Preferred Stock shall be entitled upon conversion shall be determined by dividing the Original Series CC Purchase Price by the Series CC Conversion Price for the Series CC Preferred Stock in effect on the date the certificate is surrendered for conversion (rounded down to a whole number of shares for each such holder). The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series CC Preferred Stock (the “Series CC Conversion Price”) shall initially be $0.674 as of the Original Issue Date, subject to adjustment as hereinafter provided. Each of the Series AA Conversion Price, the Series BB Conversion Price and the Series CC Conversion Price is sometimes referred to herein as a “Conversion Price.”

                              b. Automatic Conversion. Each share of Series AA Preferred Stock, Series BB Preferred Stock and Series CC Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such series, upon the earliest of (i) the date specified by written consent or agreement of holders of at least a majority of the outstanding shares of the applicable series of Preferred Stock, or (ii) immediately upon the closing of the sale of the Corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), at a per share price to the public of not less than $4.00 (as adjusted for stock splits, dividends, recapitalizations and the like) and in which the aggregate net proceeds to the Corporation (after deduction for underwriters’ discounts and expenses relating to the issuance) exceed $40,000,000 (a “Qualifying IPO”).

                              c. Mechanics of Conversion.

                                        (i) Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                                        (ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                              d. Adjustments to Conversion Prices for Certain Dilutive Issuances.

                                        (i) Special Definitions. For purposes of this Section B.5.d., the following definitions apply:

                                                  (1) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                                                  (2) “Original Issue Date” shall mean the date on which a share of Series CC Preferred Stock was first issued.

                                                  (3) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                                                  (4) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section B.5.d.(iii) deemed to be issued) by the Corporation on or after the Original Issue Date, other than shares of Common Stock issued (or, pursuant to Section B.5.d.(iii) deemed to be issued) or issuable:

                                                            (A) upon conversion of shares of Preferred Stock or exercise of any Options issued and outstanding on the Original Issue Date or upon conversion of any Convertible Securities issued and outstanding on the Original Issue Date;

                                                            (B) pursuant to options, other rights or agreements to purchase Common Stock to officers, directors or employees of, or consultants to, or vendors or customers of, the Corporation or a subsidiary or parent pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors;

                                                            (C) as a dividend or distribution on Preferred Stock;

                                                            (D) to strategic partners, vendors, joint venturers, customers, lenders, lessors or comparable entities pursuant to agreements approved by the Board of Directors of the Corporation including approval by at least one Preferred Stock Director-Designee;

                                                            (E) in accordance with adjustment of the respective Conversion Prices pursuant to Section B.5.e. or Section B.5.f; or

                                                            (F) upon the issuance of Series CC Preferred Stockor Series BB Preferred Stock issued not later than 60 days after the Original Issue Date.

                                                            (G) following the approval of a majority of the shares of Preferred Stock voting together as a single class.

                                        (ii) No Adjustment of Respective Conversion Prices. Any provision herein to the contrary notwithstanding, no adjustment in the Series AA Conversion Price, Series BB Conversion Price or Series CC Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section B.5.d.(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the respective Conversion Price in effect on the date of, and immediately prior to, such issue.

                                        (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                                  (1) no further adjustments in the Series AA Conversion Price, Series BB Conversion Price or Series CC Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                                  (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series AA Conversion Price, Series BB Conversion Price or Series CC Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series AA Conversion Price, Series BB Conversion Price or Series CC Conversion Price shall affect Common Stock previously issued upon conversion of any series of such Preferred Stock);

                                                  (3) upon the expiration of any such Options or rights, the termination of any such rights to convert or exchange or the expiration of any Options or rights related to such Convertible Securities or exchangeable securities, the Series AA Conversion Price, Series BB Conversion Price or Series CC Conversion Price, to the extent in any way affected by or computed using such Options, rights or Convertible Securities or Options or rights related to such Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such Options or rights, upon the conversion or exchange of such Convertible Securities or upon the exercise of the Options or rights related to such Convertible Securities;

                                                  (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Series AA Conversion Price, Series BB Conversion Price or Series CC Conversion Price to an amount that exceeds the lower of (a) the Series AA Conversion Price, Series BB Conversion Price or Series CC Conversion Price, as the case may be, on the original adjustment date, or (b) the Series AA Conversion Price, Series BB Conversion Price or Series CC Conversion Price, as applicable, that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                        (iv) Adjustment of Series AA Conversion Price, Series BB Conversion Price or Series CC Conversion Price Upon Issuance of Additional Shares of Common Stock.

                                                  (1) Except with respect to issuances for which an adjustment is made pursuant to Section B.5.d.(iv)(2) below, if this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B.5.d.(iii)) without consideration or for a consideration per share less than the Series AA Conversion Price, Series BB Conversion Price or Series CC Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, the Series AA Conversion Price, Series BB Conversion Price or Series CC Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the applicable Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated as if all shares of Preferred Stock had been fully converted into shares of Common Stock, and shall also include the conversion or exercise of any outstanding Options or other rights for the purchase of shares of stock or Convertible Securities as of such date.

                                                  (2) If this Corporation, at any time on or before the first anniversary of the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B.5.d.(iii)) without consideration or for a consideration per share less than the Series CC Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, the Series CC Conversion Price shall be reduced, concurrently with such issue, to a price equal to the price paid per share for such Additional Shares of Common Stock.

                                        (v) Determination of Consideration. For purposes of this Section B.5.d., the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                                  (1) Cash and Property. Such consideration shall:

                                                            (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                                            (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

                                                            (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                                                  (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section B.5.d.(iii), relating to Options and Convertible Securities shall be determined by dividing:

                                                            (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                                            (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                              e. Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. If this Corporation, at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for any series of Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                              f. Adjustments for Reclassification and Reorganization. If or after the Original Issue Date the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section B.5.e. above or a merger or other reorganization referred to in Section B.2.e. above), the respective Conversion Prices for any series of Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series AA Preferred Stock, Series BB Preferred Stock or Series CC Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock that the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series AA Preferred Stock, Series BB Preferred Stock or Series CC Preferred Stock, respectively, immediately before that change.

                              g. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section B.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                              h. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section B.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate executed by the Corporation’s President or a Vice President setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Preferred Stock of such series.

                              i. Notices of Record Date. If the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other Corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock: (1) at least ten (10) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and (2) in the case of the matters referred to in (iii) and (iv) above, at least ten (10) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                              j. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

                              k. Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                              l. Notices. Any notice required by the provisions of this Section B.5 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                    6. Restrictions and Limitations. So long as at least 5,000,000 shares of Preferred Stock remain outstanding (as adjusted for any stock dividends, combinations or splits with respect to such shares), the Corporation shall not, without the vote or written consent by the holders of at a majority of the then outstanding shares of Preferred Stock:

                              a. Authorize, create or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges senior to or on a parity with any series of Preferred Stock in right, preference or privilege including with respect to dividends or upon a liquidation;

                              b. Do any act or thing that results in the redemption of any shares of Preferred Stock or Common Stock (except repurchases upon termination of service and similar contractual arrangements);

                              c. Do any act or thing that results in the payment or declaration of any dividend on any shares of Common Stock or Preferred Stock (except repurchases upon termination of service and similar contractual arrangements);

                              d. Consummate any transaction that constitutes a liquidation, dissolution or winding up as defined under Section B.2.e. above;

                              e. Amend or alter its Certificate of Incorporation or Bylaws, or waive any provision thereof;

                              f. Increase or decrease (other than by conversion) the authorized number of shares of Common Stock or any class or series of Preferred Stock;

                              g. Increase the number of shares reserved for issuance pursuant to any stock incentive plan adopted by the Corporation;

                              h. Alter or change the rights, preferences or privileges of any series of Preferred Stock; or

                              i. Increase or decrease the authorized size of the Corporation’s Board of Directors.

                    7. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

          C. The Common Stock.

                    1. Dividend Rights. Subject to the prior rights of the holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets or the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                    2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV.

                    3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V.

                    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize Corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                    Any repeal or modification of the foregoing provisions of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI.

                    To the fullest extent permitted by applicable law, the Corporation shall provide indemnification of (and advancement of expenses to) directors and officers of the Corporation with respect to actions or threatened actions related to his or her status as an officer or director of the Corporation for breach of duty to a corporation, its stockholders and other.

                    Any repeal or modification of the foregoing provisions of this Article VI, by amendment of this Article VI or by operation of law, shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such director, officer, agent or other person of the Corporation with respect to any acts or omissions of such director, officer, agent or other person occurring prior to such repeal or modification.

ARTICLE VII.

                    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE VIII.

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

EXHIBIT D

Form of Amended and Restated Investors’ Rights Agreement

XALTED NETWORKS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Dated as of February 10, 2004

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6.2	Entire Agreement	19
6.3	Governing Law	19
6.4	Severability	19
6.5	Third Parties	19
6.6	Successors And Assigns	19
6.7	Captions	19
6.8	Counterparts	19
6.9	Costs And Attorneys’ Fees	19
6.10	Adjustments for Stock Splits, Etc	19
6.11	Aggregation of Stock	20
6.12	Facsimile	20

-ii-

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

                    This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of February 10, 2004 (the “Effective Date”), by and among Xalted Networks, Inc., a Delaware corporation (the “Company”), Tim Phillips and Pratap (Bob) Kondamoori (each, a “Founder” and, collectively, the “Founders”) and the investors set forth on Exhibit A (each of which is referred to herein as an “Investor” and, collectively, as the “Investors”).

R E C I T A L S

                    WHEREAS, in connection with the Series C Preferred Stock Purchase Agreement, dated May 17, 2002, the Company and certain of the Investors and Founders entered into an Amended and Restated Investors’ Rights Agreement, dated as of May 17, 2002 (the “Prior Agreement”);

                    WHEREAS, certain of the Investors are purchasing shares of the Company’s Series BB Preferred Stock and Series CC Preferred Stock (the “Series BB Preferred Stock” and the “Series CC Preferred Stock” and collectively with the Series AA Preferred Stock of the Company, the “Preferred Stock”) pursuant to that certain Series BB and Series CC Preferred Stock Purchase Agreement, dated as of even date herewith (the “Stock Purchase Agreement”), by and among the Company and the Investors; and

                    WHEREAS, in order to induce the Company to enter into the Stock Purchase Agreement and to induce certain of the Investors to invest funds in the Company pursuant to the Stock Purchase Agreement, the Investors, the Founders and the Company hereby agree that this Agreement shall govern the rights of the Investors and the Founders to cause the Company to register shares of the common stock of the Company (the “Common Stock”) issued or issuable to the Investors upon conversion of the Preferred Stock or held by the Founders, and certain other matters as set forth herein and intend that this Agreement shall supersede and replace the Prior Agreement;

                    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

          1. INFORMATION RIGHTS.

                    1.1 Financial Information.

                              (a) The Company covenants and agrees that, commencing on the date of this Agreement and for so long as any Investor continues to hold any shares of Preferred Stock and/or any shares of Common Stock issued upon conversion of such shares of Preferred Stock (the “Conversion Stock”), the Company will:

                                        (i) Annual Reports. Furnish to such Investor within ninety (90) days of the end of each fiscal year, an audited consolidated balance sheet as of the end of such fiscal year, an audited consolidated statement of operations and an audited consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year, all prepared in accordance with generally accepted accounting principles; and

                                        (ii) Quarterly Reports. Furnish to such Investor as soon as practicable, and in any case within forty-five (45) days of the end of each quarter of the Company, quarterly unaudited consolidated financial statements, including an unaudited consolidated balance sheet, an unaudited consolidated statement of operations and an unaudited consolidated statement of cash flows, together with a certificate of the Chief Financial Officer or President of the Company stating that such statements fairly present the consolidated financial position and consolidated financial results of the Company for the fiscal quarter covered.

                              (b) The Company covenants and agrees that, commencing on the date of this Agreement and for so long as any Investor holds at least 2,000,000 shares of Preferred Stock and/or the equivalent number (on an as-converted basis) of the Conversion Stock (a “Major Investor”), the Company will:

                                        (i) Monthly Reports. Furnish to such Major Investor as soon as practicable, and in any case within thirty (30) days of the end of each month of the Company, monthly unaudited consolidated financial statements, including an unaudited consolidated balance sheet, an unaudited consolidated statement of operations and an unaudited consolidated statement of cash flows (in each case compared against the Company’s annual operating plan), together with a certificate of the Chief Financial Officer or President of the Company stating that such statements fairly present the consolidated financial position and consolidated financial results of the Company for the fiscal month covered; and

                                        (ii) Annual Budget. Furnish to such Major Investor a copy of the Company’s annual operating plan, prepared on a quarterly basis, within thirty (30) days prior to the beginning of the Company’s fiscal year.

                    1.3 Inspection Rights. The Company shall permit each Major Investor or its transferees (as permitted pursuant to Section 5.1(a) hereof), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor; provided, however, that the Company shall not be obligated under this Section 1.2 to provide information that it deems in good faith to be a trade secret or similar confidential or proprietary information.

                    1.4 Termination of Certain Rights. The Company’s obligations under Sections 1.1 and 1.2 above will terminate upon the earlier of: (a) the closing of a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) at a per share price not less than $4.00 (as adjusted for stock splits, dividends and the like) and for a total offering with net proceeds to the Company of not less than $40,000,000 (after deduction of underwriters commissions and expenses) (a “Qualified IPO”) or (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          2. REGISTRATION RIGHTS.

                    2.1 Definitions. For purposes of this Agreement:

                              (a) Registration. The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document pursuant to the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                              (b) Registrable Securities. The term “Registrable Securities” means: (i) the shares of Common Stock issued or issuable upon the conversion of any shares of the Series AA Preferred Stock or warrants exercisable for such shares of Series AA Preferred Stock, (ii) the shares of Common Stock issued or issuable upon the conversion of any shares of the Series BB Preferred Stock, (iii) the shares of Common Stock issued or issuable upon the conversion of any shares of the Series CC Preferred Stock, (iv) the shares of Common Stock issued prior to the date of this Agreement upon the conversion of shares of Series A Preferred Stock, Series A-1 Preferred Stock or Series B Preferred Stock, (v) the shares of Common Stock issued to the Founders (provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and the aforementioned individuals shall not be deemed Holders for the purpose of Sections 2.2, 2.4 and 2.10), and (vi) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of any shares of Common Stock or Preferred Stock described in clause (i)-(vi) of this subsection (b); excluding in all cases, however, any Registrable Securities following the sale thereof (x) in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement (y) to the public or (z) pursuant to Rule 144 promulgated under the Securities Act.

                              (c) Registrable Securities then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock that are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                              (d) Holder. For purposes of Sections 2, 3 and 5 of this Agreement, the term “Holder” means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act, or any assignee of record of such Registrable Securities to whom rights under Section 2 or Section 3 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Preferred Stock of the Company convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock, and the Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder until immediately before the closing of the offering to which the registration relates (and then only to the extent necessary to sell the Registrable Securities to be sold in such offering).

                              (e) Form S-3. The term “Form S-3” means Form S-3 under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                              (f) SEC. The term “SEC” or “Commission” means the United States Securities and Exchange Commission.

                    2.2 Request for Registration.

                              (a) If the Company shall receive at any time on or after February 10, 2006 a written request from the Holders of at least 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction) having an aggregate offering price of not less than $7,500,000, then the Company shall:

                                        (i) within 20 days of the receipt thereof, give written notice of such request to all Holders; and

                                        (ii) effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 2.2(b) .

                              (b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.2(a) and the Company shall include such information in the written notice referred to in subsection 2.2(a) .. The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed to by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                              (c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore in the best interests of the Company to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days; provided, however, that the Company may not utilize this right more than once in any 12-month period.

                              (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:

                                        (i) after the Company has effected two registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective;

                                        (ii) during the period starting with the date 90 days prior to the Board’s good faith estimate of the filing date of the first registration statement for a firm commitment underwritten public offering of the Company’s Common Stock subject to Section 2.3 hereof (provided that notice of such estimated filing date is given to the Initiating Holders within 30 days of their request for registration) and ending on the date 180 days after the effective date of such registration statement; provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective; or

                                        (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

                              (e) The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.2 (excluding underwriters’ or brokers’ discounts and commissions) including, without limitation, all filing, federal and “blue sky” registration and qualification fees, printers’ and accounting fees, the fees and expenses of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holder or Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of at least 50% of the Registrable Securities to be registered, unless the registration is withdrawn because the Company disclosed information that is materially adverse to the Company or its stock price, in which case the Company will be required to pay such expenses.

                    2.3 Piggyback Registrations. The Company shall promptly notify all Holders of Registrable Securities in writing prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding (i) registration statements relating to any registration under Section 2.4 of this Agreement, to any employee benefit plan or to a corporate reorganization, and (ii) registrations on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or registrations in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Any Holder who elects to include some or all of its Registrable Securities pursuant to this Section 2.3 shall cooperate with the Company in the preparation of any and all documents and instruments the Company deems necessary or convenient for the preparation of any applicable registration statement, and such Holders shall supply the Company with any and all information the Company deems necessary or convenient with respect to any registration statement.

                              (a) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with 2.3(c) .

(b) Underwriting. If a registration statement for which the Company gives notice pursuant to this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated first, to the Company and second, to the Holders requesting inclusion of their Registrable Securities in such registration on a pro rata basis based upon the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriters to exclude shares from the registration and underwriting as described above in this Section 2.3 shall be restricted so that all shares held by securityholders that are not Registrable Securities shall first be excluded from such registration. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities and such registration does not include shares of any other selling shareholders, in which event any or all Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 20 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners, shareholders and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence. No shareholder of the Company shall be granted piggyback registration rights which would reduce the number of shares includable by the holders of the Registrable Securities in such registration without the consent of the holders of at least two-thirds of the Registrable Securities.

                              (c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters’ and brokers’ discounts and commissions) including, without limitation, all filing, federal and “blue sky” registration and qualification fees, printers’ and accounting fees, the fees and expenses of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holder or Holders shall be borne by the Company.

                    2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least 25% of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

                              (a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders; and

                              (b) Registration. As soon as reasonably practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                                        (i) if Form S-3 is not available for such offering by the Holders; or

                                        (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000.

                              (c) Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4 (excluding underwriters’ or brokers’ discounts and commissions) including, without limitation, all filing, federal and “blue sky” registration and qualification fees, printers’ and accounting fees, the fees and expenses of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holder or Holders.

                    2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                              (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 successive days.

                              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                              (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                              (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or subject itself to taxation in any such states or jurisdictions.

                              (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement.

                              (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                              (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the date by which such actions are required to be taken by applicable law or by the rules of any securities exchange on which securities issued by the Company are then listed or approved for listing.

                              (h) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event of which the Company becomes aware as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                              (i) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, or if not underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, or if not underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                    2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

                    2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                              (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

                                        (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                                        (ii) the omission or alleged omission to state in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                                        (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder or partner, officer, director, underwriter or controlling person or Affiliate of such Holders for any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                              (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld or delayed; and provided, further, that the total amounts payable in indemnity and contribution by a Holder under Sections 2.7(b) and 2.7(d) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                              (c) Notice. Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the extent so prejudiced to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

                              (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Company, or any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Company or any such selling Holder or any such controlling person in circumstances for which indemnification of such party is provided under this Section 2.7, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no Holder will be required to contribute any amount in excess of the net proceeds received by such Holder from the public offering price of Registrable Securities offered and sold by such Holder pursuant to such registration statement, except in the case of willful fraud by such Holder, and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                              (e) Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnifications and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control and supersede the provisions hereof.

                              (f) Survival. The obligations of the Company and Holders under this Section 2.7 shall survive the closing of the transactions contemplated hereby.

                    2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, after such time as the Company has become subject to the reporting requirements of the Exchange Act, the Company agrees to:

                              (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after 90 days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                              (b) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                              (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

                    2.9 Termination of the Company’s Obligations. The Company shall have no obligations provided in Section 2 hereof with respect to: (i) any request or requests for registration made by any Holder on a date more than three (3) years after the consummation of the Company’s initial public offering; or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.2, 2.3 or 2.4 hereof if all such Registrable Securities proposed to be sold by a Holder may then be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act without regard to subsection (k) thereof.

                    2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Sections 2.2, 2.3 or 2.4 hereof, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of Registrable Securities of the Holders to be included or (b) to demand registration of their securities; provided, however, such consent is not necessary for allowing any holder or prospective holder of Series C Preferred Stock to become a party to this Agreement.

                    2.11 “Market Stand-Off” Agreement.

                              (a) The Investors hereby agree that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of the first registration statement for a firm commitment underwritten public offering of the Company’s securities filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), or reduce its interest in (collectively, “Transfer”), any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                                        (i) all executive officers and directors of the Company and all other persons holding at least 1% of the Company’s outstanding stock enter into and are bound by similar agreements; and

                                        (ii) such market stand-off time period shall not exceed 180 days.

In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investors (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or to a registration relating solely to a Commission Rule 145 transaction.

                    2.12 S-3 Registration Requirements. Notwithstanding anything else contained in this Agreement, the Company shall not become obligated to become subject to the Exchange Act and, the Investors acknowledge, until such time as the Company becomes subject to the Exchange Act, the Company will be legally precluded from registering securities under a Form S-3 and, accordingly, no provisions in this Agreement to the contrary shall be deemed to require the Company to undertake such a registration until the Company legally is qualified to do so.

          3. RIGHT OF FIRST OFFER.

                    3.1 General. Each Major Investor (each such Major Investor hereinafter referred to as a “Rights Holder”) has the right of first offer to purchase such Rights Holder’s Pro Rata Share (as defined below) of all (or any part) of any “New Securities” (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder’s “Pro Rata Share” for purposes of this right of first offer is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)) to (b) a number of shares of Common Stock equal to the sum of (i) the total number of shares of Common Stock then outstanding plus (ii) the total number of shares of Common Stock into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (iii) the total number of shares of Common Stock issuable upon the exercise of all then exercisable outstanding options to purchase shares of Common Stock pursuant to equity incentive plans approved by the Board or upon the conversion of other convertible securities.

                    3.2 New Securities. “New Securities” shall mean any Common Stock or preferred stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or preferred stock, and securities of any type whatsoever, including notes or other debt instruments, that are, or may become, convertible or exchangeable into such Common Stock or preferred stock; provided, however, that the term “New Securities” does not include:

                                        (i) shares of the Common Stock (and/or options or warrants therefor) issued or issuable to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to stock options or other stock incentive agreements or plans approved by the Board;

                                        (ii) any Common Stock or other securities issuable upon conversion of or with respect to any then outstanding shares of Preferred Stock, Common Stock or other securities, provided that either (A) the original issuance of the underlying Preferred Stock, Common Stock or other security was subject to or exempt from the right of first offer under this Section 3, or (B) the underlying Preferred Stock, Common Stock or other security was outstanding on the date of this Agreement;

                                        (iii) any shares of the Company’s Common Stock or preferred stock (or any other security of the Company) issued in connection with any stock split or stock dividend;

                                        (iv) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets or other reorganization approved by the Board of Directors of the Company in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity, 50% or more of the voting power of such other corporation or entity, or 50% or more of the equity ownership of such other entity; or

                                        (v) shares of any capital stock (and/or options or warrants therefor) issued to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing approved by the Board of Directors of the Company;

                                        (vi) shares of any capital stock (or any other security of the Company) issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Board of Directors of the Company;

                                        (vii) shares of Series CC Preferred Stock or Series BB Preferred Stock sold under the Stock Purchase Agreement; or

                    3.3 Procedures. If the Company proposes to undertake an issuance of New Securities, it shall give written notice to each Rights Holder of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). Notwithstanding the terms set forth in the Notice, each Rights Holder shall have the right to pay cash for New Securities offered in the Notice. If any Rights Holder fails to so agree in writing within such ten day period to purchase such Rights Holder’s full Pro Rata Share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase and the Company shall promptly give each Rights Holder (if any) who has timely agreed to purchase its full Pro Rata Share of such offering of New Securities (a “Purchasing Holder”) written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder’s full Pro Rata Share of such offering of New Securities (the “Overallotment Notice”). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holder’s unpurchased Pro Rata Share of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders at any time within five days after receiving the Overallotment Notice.

                    3.4 Failure to Exercise. If the Rights Holders fail to exercise in full the right of first offer within such ten plus five day period, then the Company shall have 60 days thereafter to sell the New Securities with respect to which the Rights Holders’ rights of first offer hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Notice. If the Company has not issued and sold the New Securities within such 60 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

                    3.5 Termination. This right of first offer shall terminate (i) immediately before the closing of a Qualified IPO or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation or merger in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% or more of the voting power of the corporation or other entity surviving such transaction.

          4. COVENANTS OF THE COMPANY.

                    The Company hereby covenants and agrees, so long as any Holder owns any Registrable Securities as follows:

                    4.1 Insurance. The Company shall maintain in full force and effect fire and casualty insurance policies, with extended coverage, and in such amounts as are customary for similar businesses.

                    4.2 Key Person Life Insurance. The Company shall maintain from financially sound and reputable insurers term life insurance on the lives of certain key employees, in each case, in the amount of and in accordance with policies adopted unanimously by the Company’s Board of Directors. The Company will cause to be maintained the term life insurance required by this Section 4.2 hereof, except as otherwise decided in accordance with policies adopted unanimously by the Company’s Board of Directors. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior unanimous approval of the Board of Directors.

                    4.3 Proprietary Information and Inventions Agreements. The Company hereby covenants that it shall require each new officer, employee and consultant of the Company to enter into and execute a Proprietary Information and Inventions Agreement in the standard form used by the Company.

                    4.4 Reserved.

                    4.5 Stock Vesting. Unless otherwise unanimously approved by the Board of Directors of the Company, all stock and stock equivalents issued after the Effective Date to employees, directors, consultants and other service providers will be subject to vesting restrictions at least as restrictive as the following: 25% to vest at the end of the first year following such issuance, with the remaining 75% to vest monthly over the next three years. The repurchase option shall provide that upon termination of the employment of the stockholder, with or without cause, the Company or its assignee (to the extent permissible under applicable securities law qualification) retains the option to repurchase at cost any unvested shares held by such stockholder.

                    4.6 Reimbursement of Outside Directors Expenses. The Company shall reimburse the reasonable expenses of the Directors elected by the holders of Preferred Stock for costs incurred in attending meetings of the Board of Directors.

          5. ASSIGNMENT AND AMENDMENT.

                    5.1 Assignment. Notwithstanding anything herein to the contrary:

                              (a) Information and Inspection Rights. The rights of the Investors under Section 1.1 or 1.2 hereof may be assigned only to a party who acquires from the Investors (or the Investors’ permitted assigns) at least that number of shares of Preferred Stock and/or an equivalent number (on an as-converted basis) of shares of Conversion Stock described in Section 1.1 or 1.2 hereof, respectively.

                              (b) Registration Rights; Refusal Rights. The registration rights of a Holder under Section 2 hereof and the rights of first offer of a Rights Holder under Section 3 hereof may be assigned only to: (i) any direct or indirect partner or retired partner of any such Holder or Rights Holder that is a partnership; (ii) any member or former member of any holder which is a limited liability company; (iii) any family member or trust for the benefit of any Holder or Rights Holder who is an individual; (iv) any wholly owned subsidiary of such Holder; and (v) any transferee who acquires at least 500,000 shares of Registrable Securities; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

                    5.2 Amendment of Rights. Unless otherwise provided for herein, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities. Notwithstanding the foregoing, any waiver or amendment of any term of this Agreement that is detrimental to a holder of Preferred Stock in a manner different than any other holder of Preferred Stock shall also require the written consent of such holder of Preferred Stock. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each Investor, Holder and Rights Holder, each permitted successor or assignee of each Investor, Holder or Rights Holder, and the Company.

          6. GENERAL PROVISIONS.

                    6.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or five days after deposit in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

                              (a) if to the Investors, at the addresses set forth on the signature pages hereto.

                              (b) if to the Company, at Xalted Networks, Inc., 4677 Old Ironsides Drive, #380, Santa Clara, CA 95054; with a copy to Wilson Sonsini Goodrich & Rosati, Attn: Raj S. Judge, 650 Page Mill Road, Palo Alto, CA 94304.

Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder by giving ten days’ advance notice to all other parties. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

                    6.2 Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                    6.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

                    6.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                    6.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                    6.6 Successors And Assigns. Subject to the provisions of Section 5, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

                    6.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                    6.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    6.9 Costs And Attorneys’ Fees. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                    6.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or preferred stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or Series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or Series of stock by such subdivision, combination or stock dividend.

                    6.11 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                    6.12 Facsimile. This Agreement may be signed by facsimile.

[Remainder of Page Intentionally Left Blank]

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:

XALTED NETWORKS, INC.

(Please print name or type name)

(Signature)

(Title)

FOUNDERS:

Pratap (Bob) Kondamoori

Tim Phillips

[Signature Page to the Amended And Restated Investors’ Rights Agreement]

INVESTORS:

(Please print name or type name)

(Signature)

(Title, if applicable)

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

Exhibit A

1.	BlueStream Ventures, L.P.
2.	TI Venture III, L.P.
3.	Granite Ventures, LLC
4.	Alliance Ventures I, LP
5.	Alliance Ventures V, LP
6.	Empire Capital Partners
7.	Charter Ventures IV, L.P.
8.	Oxcal Venture Fund
9.	Glenbrook Capital, L.P.
10.	Solar Venture Partners, L.P.
11.	Zodiac Venture Fund II, L.P.
12.	Brobeck, Phleger & Harrison LLP
13.	Satwik Fund I, LLC
14.	Satwik Affiliates I, LLC
15.	Todd U.S. Ventures LLC

EXHIBIT E

AMENDED AND RESTATED
RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

          THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the “Agreement”) is made as of February 10, 2003, by and among Xalted Networks, Inc., a Delaware corporation (the “Company”), Tim Phillips and Pratap (Bob) Kondamoori (each, a “Founder” and, collectively, the “Founders”) and the investors set forth on Exhibit A hereto (each, an “Investor” and, collectively, the “Investors”).

          WHEREAS, the Company, Founders, and certain of the Investors are parties to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, made as of May 17, 2002 (the “Prior Agreement”);

          WHEREAS, the parties desire to set forth certain rights related to the ownership and disposition of their shares of capital stock in the Company and intend that this Agreement shall supersede and replace the Prior Agreement;

          WHEREAS, the Founders and the Investors wish to provide further inducement to certain of the Investors to purchase the Series BB Preferred Stock and Series CC Preferred Stock of the Company;

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

          1. Definitions.

                    (a) “Stock” shall mean shares of the Company’s Common Stock now owned or subsequently acquired by the Founders (except upon conversion of any Preferred Stock).

                    (b) “Common Stock” shall mean shares of the Company’s outstanding common stock.

                    (c) “Preferred Stock” shall mean shares of the Company’s outstanding Series AA Preferred Stock, Series BB Preferred Stock and Series CC Preferred Stock.

                    (d) “Capital Stock” shall mean (i) the Common Stock and (ii) shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

                    (e) “Owner” shall include the Founders and any permitted transferees of the Stock pursuant to Section 2.1 hereof.

          2. Right of First Refusal

                    2.1 Restriction on Transfer. The Founders shall not transfer, assign, encumber or otherwise make the subject of disposition any Stock in contravention of Sections 2.3 and 3 of this Agreement. Such restrictions, however, shall not be applicable to: (i) any gratuitous transfer of the Stock to any spouse or member of a Founder’s immediate family (including adopted children) or grandchildren, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his spouse or members of his immediate family or grandchildren, or to a trust for himself, or a charitable remainder trust, provided and only if the Owner obtains the Company’s prior written consent to such transfer; (ii) a transfer of title to the Stock effected pursuant to the Owner’s will or the laws of intestate succession; (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by the Owner in connection with the acquisition of the Stock; (iv) up to a cumulative aggregate over the term of this Agreement of 3,750 shares of Common Stock per Founder (as adjusted for stock splits, recapitalizations and the like); or (v) the repurchase of unvested Stock under a Founder’s restricted stock purchase agreement, provided that, in each case, each such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed documents assuming the obligations of the Founder under this Agreement with respect to the transferred securities.

                    2.2 Transferee Obligations. Each person (other than the Company) to whom the Stock is transferred by means of one of the permitted transfers specified in Section 2.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the terms of this Agreement to the same extent such Stock would be so subject if retained by the Owner.

                    2.3 Grant. The Company is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Stock by any Owner. For purposes of this Section 2, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Stock intended to be made by an Owner, but shall not include any of the permitted transfers under Section 2.1.

                    2.4 Notice of Intended Disposition. If an Owner desires to accept a bona fide offer from a third party (the “Prospective Transferee”) for any or all of the Stock (the stock subject to such offer to be hereinafter called the “Target Stock”), the Owner shall promptly deliver to the Secretary of the Company written notice (the “Disposition Notice”) of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror.

                    2.5 Exercise of Right. The Company (or its assignees) shall, for a period of thirty (30) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Stock specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to the Owner prior to the expiration of the thirty (30) day exercise period. If such right is exercised with respect to all the Target Stock specified in the Disposition Notice, then the Company (or its assignees) shall effect the repurchase of the Target Stock, including payment of the purchase price, not more than ten (10) business days after delivery of the Exercise Notice; and at such time the Owner shall deliver to the Company the certificates representing the Target Stock to be repurchased, each certificate to be properly endorsed for transfer.

                    2.6 Grant of Secondary Refusal Right. If the Company declines to exercise its First Refusal Right with respect to any Target Stock, it must so notify each Investor holding at least 2,000,000 shares of Capital Stock (a “Major Investor”) in writing at least fifteen (15) days prior to the expiration of the Company’s First Refusal Right with respect to any Target Stock, and then the Major Investors shall have the right, for a period of thirty (30) days after receipt of the Company’s written notice that the Company has declined to exercise the First Refusal Right with respect to any such Target Stock, to purchase such unpurchased Target Stock at the same price and on the same terms that such Target Stock was offered to the Prospective Transferee(s) (the “Secondary Refusal Right”). Each Major Investor may exercise the Secondary Refusal Right and, thereby, purchase all or any portion of his or its Pro Rata Share (as defined below and with any reallotments as provided below) of the Target Stock, by notifying the Owner and the Company in writing, before expiration of the thirty (30) day period as to the number of such shares that he or it wishes to purchase. If any such Prospective Transferee has offered to pay for any Stock with property, services or any other non-cash consideration, then the Major Investor shall nevertheless have the right to pay for such Stock with cash in an amount equal to the fair market value of the non-cash consideration offered by the Prospective Transferee in question, where the fair market value of such non-cash consideration shall be conclusively determined in good faith by the Board of Directors. For the purposes of this Agreement, the term “Pro Rata Share” shall mean that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Target Stock covered by the Disposition Notice by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by the Major Investor at the time of the sale or transfer and the denominator of which is the total number of shares of Capital Stock owned by all Major Investors at the time of the sale or transfer. If any Major Investor fails to purchase such Major Investor’s Pro Rata Share pursuant to this Section 2, the Founder shall give notice of such failure (the “Overallotment Notice”) to each other Major Investor who is purchasing such Major Investor’s Pro Rata Share of the Target Stock (the “Purchasing Stockholders”). Such Overallotment Notice may be made by telephone if confirmed in writing within two (2) days. The Purchasing Stockholders shall have a right of overallotment such that they shall have (4) four days from the date such Overallotment Notice was given to agree to buy their Pro Rata Share of the unsold portion of the Target Stock.

                    2.7 Non-Exercise of Right. If the Exercise Notice is not given to the Owner within thirty (30) days following the date of the Company’s receipt of the Disposition Notice and the Major Investors decline to exercise the Secondary Refusal Right, the Owner shall have a period of sixty (60) days thereafter in which to sell or otherwise dispose of the Target Stock to the Prospective Transferee(s) identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such Prospective Transferee(s) than those specified in the Disposition Notice. If the Owner does not effect such sale or disposition of the Target Stock within the specified sixty (60) day period, the Company’s First Refusal Right and the Major Investors’ Secondary Refusal Right shall continue to be applicable to any subsequent disposition of the Target Stock by the Owner until such right terminates in accordance with Section 5.4.

                    2.8 Partial Exercise of Right. If the Company (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Stock specified in the Disposition Notice, the Owner shall:

                              (i) sell to the Company (or its assignees) the portion of the Stock that the Company (or its assignees) has elected to purchase, such sale to be effected in conformity with Section 2.5 of this Agreement, and

                              (ii) sell the remaining Stock to the Major Investors (if the Major Investors exercise their Secondary Refusal Right) or the Prospective Transferee(s) (if the Major Investors do not exercise their Secondary Refusal Right) identified in the Disposition Notice, but in full compliance with the requirements of Section 2.6 and Section 2.7.

                    2.9 Recapitalization. In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Company’s outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property that is by reason of such transaction distributed with respect to the Stock shall be immediately subject to the Company’s First Refusal Right and the Major Investors’ Secondary Refusal Right hereunder.

                    2.10 Sales of Company Securities by Stockholders. Pursuant to the Company’s Bylaws, the Company has a right of first refusal to purchase all (but not less than all) of the shares of common stock of the Company held by any of its stockholders (the “Refusal Right Shares”) that any such stockholder may, from time to time, propose to sell, assign, pledge, or in any manner transfer, subject to certain exceptions provided in the Bylaws (the “Bylaw Refusal Right”). If the Company elects not to exercise its Bylaw Refusal Right, the Company shall assign its rights to each Investor with respect to such Investor’s Pro Rata Share subject to the Bylaw Refusal Right. The Company shall promptly give each Investor written notice of such assignment, which notice shall set forth the number of Refusal Right Shares not purchased by the Company.

          3. Sales by Founders.

                    a) If a Founder proposes to sell any shares of Stock (i) as to which the Company either waived or to the extent the Company did not exercise its First Refusal Right with respect to such shares and (ii) that have not been purchased by the Major Investors pursuant to the Secondary Refusal Right, then such Founder promptly shall give written notice (the “Notice”) to the Company and the Major Investors at least ten (10) days prior to the closing of such proposed sale. The Notice shall describe in reasonable detail the proposed sale including, without limitation, the number of shares of Stock to be sold (the “Co-Sale Shares”), the nature of such sale, the consideration to be paid, and the name of each prospective purchaser.

                    (b) The Major Investors shall have the right, exercisable by written notice to the Founder within ten (10) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions and as set forth in subparagraph (c) below.

                    (c) Each Major Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Major Investor at the time of the Notice and the denominator of which is the sum of (X) the number of shares of Stock owned by the Founder and (Y) the aggregate number of shares of Capital Stock owned by all Major Investors at the time of the Notice.

                    (d) The Major Investors shall effect their participation in the sale by promptly delivering to the Founder, for transfer to the prospective purchaser, one or more certificates, properly endorsed for transfer, that represent:

                              (i) the number of shares of Common Stock that the Major Investor elects to sell; or

                              (ii) that number of shares of Preferred Stock that is at such time convertible into the number of shares of Common Stock that the Major Investor elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, the Major Investor shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 3(d)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

                    (e) If any Major Investor fails to elect to fully participate in such Founder’s sale pursuant to this Section 3, the Founder shall give notice of such failure to the Major Investors who did so elect (the “Participants”). Such notice may be made by telephone if confirmed in writing within two (2) days. The Participants shall have two (2) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this paragraph, a Participant’s pro rata share of the unsold portion shall be equal to the product obtained by multiplying (i) the number of shares in the unsold portion by (ii) a fraction, the numerator of which is the number of shares of Stock held by such Participant and the denominator of which is the total number of shares of Capital Stock held by the Participants and the Founder.

                    (f) The stock certificate or certificates that any Major Investor delivers to the Founder pursuant to Section 3(d) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the Founder shall concurrently therewith remit to the Major Investor that portion of the sale proceeds to which the Major Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit(s) such assignment or otherwise refuse(s) to purchase shares or other securities from a Major Investor exercising its right of co-sale hereunder, the Founder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with and on the same terms as such sale, the Founder shall purchase such shares or other securities from the Major Investor(s).

                    (g) The exercise or non-exercise of the right of the Major Investors hereunder to participate in one or more sales of Stock made by the Founder shall not adversely affect their right to participate in subsequent sales of Stock subject to paragraph 3(a).

                    (h) If none of the Major Investors elect to participate in the sale of the Co-Sale Shares subject to the Notice, the Founder may, not later than sixty (60) days following delivery to the Company and each of the Major Investors of the Notice, enter into an agreement providing for the closing of the transfer of the Co-Sale Shares covered by the Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Shares by the Founder, shall again be subject to the co-sale rights of the Major Investors and shall require compliance by the Founder with the procedures described in this Section 3.

          4. Legend.

                    (a) Each certificate representing shares of Stock now or hereafter owned by the Founder or issued to any person in connection with a transfer pursuant to Section 2.1 hereof shall be endorsed with the following or comparable legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE FOUNDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

                    (b) The Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

          5. Miscellaneous.

                    5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

                    5.2 Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of (i) the Company, (ii) a majority interest of the Investors and (iii) a majority interest of the Founders. Any amendment or waiver effected in accordance with clauses (i), (ii) and (iii) of this section shall be binding upon the Investors, their successors and assigns, the Company, and the Founders and their successors and assigns.

                    5.3 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

                    5.4 Term. This Agreement shall terminate upon the earlier to occur of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company at a per share price not less than $4.00 (as adjusted for stock splits, dividends and the like) and for a total offering with net proceeds of not less than $40,000,000 (after deduction of underwriters commissions and expenses) or (ii) the closing of the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another entity in any merger transaction or series of related merger transactions (including, without limitation, any reorganization or consolidation) that will result in the Company’s stockholders immediately prior to such transaction holding (by virtue of such shares or securities issued solely with respect thereto) less than a majority of the voting power of the surviving or continuing entity; provided, however, that the rights of refusal and co-sale granted by the Founders to the Investors pursuant to this Agreement shall only expire pursuant to clause (ii) hereof if such sale of all or substantially all of the Company’s assets or the acquisition of the Company by means of a merger or consolidation is to or by an entity whose capital stock is traded on a public market.

                    5.5 Ownership. Each Founder represents and warrants that such Founder is the sole legal and beneficial owner of the shares of stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

                    5.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten days’ advance written notice to the other parties hereto.

                    5.7 Severability. If one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                    5.8 Attorneys’ Fees. If any dispute among the parties to this Agreement results in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, that shall include, without limitation, all fees, costs and expenses of appeals.

                    5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    5.10 Aggregation of Stock. All shares of Capital Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                    5.11 Entire Agreement. This Agreement constitutes the entire agreement among the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superceded by this Agreement.

                    5.12 Facsimile. This Agreement may be signed by facsimile.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

XALTED NETWORKS, INC.

(Please print name or type name)

(Signature)

(Title)

FOUNDERS:

Tim Phillips

Address: _________________________________

Pratap (Bob) Kondamoori

Address: _________________________________

[Signature Page to the Amended & Restated Right of First Refusal & Co-Sale Agreement]

INVESTORS:

(Please print name or type name)

(Signature)

(Title, if applicable)

[Signature Page to the Amended & Restated Right of First Refusal & Co-Sale Agreement]

EXHIBIT A

Investors

1.	BlueStream Ventures, L.P.
2.	TI Venture III, L.P.
3.	Granite Ventures, LLC
4.	Alliance Ventures I, LP
5.	Alliance Ventures V, LP
6.	Empire Capital Partners
7.	Charter Ventures IV, L.P.
8.	Oxcal Venture Fund
9.	Glenbrook Capital, L.P.
10.	Solar Venture Partners, L.P.
11.	Zodiac Venture Fund II, L.P.
12.	Brobeck, Phleger & Harrison LLP
13.	Satwik Fund I, LLC
14.	Satwik Affiliates I, LLC

CONSENT OF SPOUSE

     I acknowledge that I have read the foregoing Amended and Restated Right of First Refusal and Co-Sale Agreement made as of November ___, 2003 (the “Agreement”) and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of Xalted Networks, Inc., a Delaware corporation, held of record by either or both of us, including my community interest in such shares, if any, a right of first refusal and a right of co-sale (as described in the Agreement) must be granted to the Investors (as defined in the Agreement). I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder the operation of, or violate, the Agreement.

(signature)

Print Name: ___________________________________________

Spouse of: ____________________________________________

Date: November ____, 2003

EXHIBIT F

AMENDED AND RESTATED VOTING AGREEMENT

          THIS AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) by and among Xalted Networks, Inc., a Delaware corporation (the “Company”), Tim Phillips and Pratap (Bob) Kondamoori (each, a “Founder” and, collectively, the “Founders”) and the investors set forth on Exhibit A hereto (the “Investors”) is dated as of February 10, 2004.

          WHEREAS, certain of the Investors are purchasing shares of the Company’s Series BB Preferred Stock and Series CC Preferred Stock; and

          WHEREAS, the Company and certain of the Investors are parties to that certain Amended and Restated Voting Agreement, dated as of May 17, 2002 (the “Prior Agreement”);

          WHEREAS, in order to induce certain of the Investors to consummate their purchase of the Series BB Preferred Stock and Series CC Preferred Stock of the Company, the parties have agreed to enter into this Amended and Restated Voting Agreement which will replace in its entirety the Prior Agreement; and

          WHEREAS, the parties have agreed that the holders of a majority in interest of the shares of Preferred Stock, voting together as a single class on an as converted to Common Stock basis, shall be entitled to elect two (2) directors (the “Preferred Directors”) to the Company’s Board of Directors; and the holders of a majority in interest of the shares of Common Stock and Preferred Stock, voting together as a single class on an as converted to Common Stock basis, shall be entitled to elect one (1) director (the “Joint Director”) to the Company’s Board of Directors.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1. Agreement to Vote.

                    (a) The Investors agree to vote all of the shares of capital stock of the Company at a regular or special meeting of stockholders (or by written consent) now held or hereafter acquired by them in accordance with the provisions of this Agreement.

                    (b) The Founders agree to vote all of the shares of capital stock of the Company at a regular or special meeting of stockholders (or by written consent) now held or hereafter acquired by them in accordance with the provisions of this Agreement.

          2. Board Size. Each of the Founders and the Investors shall vote at a regular or special meeting of stockholders (or by written consent) all of its shares of capital stock to ensure that the size of the Company’s Board of Directors shall be set and remain at three (3) directors.

          3. Election of the Preferred Directors. On all matters relating to the election of the Preferred Directors, the Investors shall (to the extent they are entitled to do so pursuant to the Amended and Restated Certificate of Incorporation) vote at a regular or special meeting of stockholders (or by written consent) all of their shares of capital stock to elect (A) the one person designated by (i) Charter Ventures IV, L.P. (“Charter”) (the “Charter Nominee”) who shall initially be Ravi Chiruvolu and (B) the one person designated by Alliance Ventures (“Alliance”) (the “Alliance Nominee”) which initially shall be C.N. Reddy.

          Any vacancy occurring because of the death, resignation, removal or disqualification of either Preferred Director shall be filled according to this Section 3.

          4. Election of the Joint Director. On all matters relating to the election of the Joint Director, each of the Founders and the Investors shall vote at a regular or special meeting of stockholders (or by written consent) all of its shares of capital stock to ensure that the Joint Director shall be elected to the Board of Directors and the Joint Director shall be the person designated by the Company’s Chief Executive Officer, which Joint Director shall initially be Bob Kondamoori.

          5. Removal of the Preferred Directors. On all matters relating to the removal of any Preferred Director, each of the Investors shall vote at a regular or special meeting of stockholders (or by written consent) all of its shares of capital stock to ensure that any Preferred Director selected for removal as a Charter Preferred Director by Charter or as an Alliance Preferred Director by Alliance, as the case may be, shall be so removed. Any vacancy created by such removal shall be filled pursuant to paragraph 3 herein.

          6. Removal of the Joint Director. On all matters relating to the removal of the Joint Director, each of the Founders and the Investors shall vote at a regular or special meeting of stockholders (or by written consent) all of its shares of capital stock to ensure that any Joint Director selected for removal as a Joint Director by the holders of a majority in interest of all of the shares of Common Stock shall be so removed. Any vacancy created by such removal shall be filled pursuant to paragraph 4 herein.

          7. Covenants of the Company. The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the parties hereto assuming conversion of all outstanding preferred securities in order to protect the rights of the parties hereunder against impairment.

          8. No Liability for Election of Recommended Directors. None of the Company, the Founders nor the Investors nor any officer, director, stockholder, partner, employee or agent of such party, if any, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Company’s Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

          9. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and irrevocable for the term of this Agreement

          10. No Liability of Stockholders. No Investor shall, by reason of his or its ability to designate and cause the election of any member of the Board of Directors hereunder, or otherwise, be subject to any liability or obligation whatsoever with respect to the management and affairs of the Company or otherwise be or become responsible for any debts, liabilities or obligations of the Company. Neither any Investor nor any controlling person, officer, director, partner, agent or employee of any Investor (each an “Investor Agent”) shall be liable to any other Investor or Investors Agents in connection with the rights and obligations of such Investor arising under this Agreement.

          11. Successors in Interest.

                    (a) The provisions of this Agreement shall be binding upon the successors in interest to any securities of the Company held by any party to this Agreement and their successors and assigns. The Company shall not permit the transfer of any of the securities on its books or issue new certificates representing any such securities unless and until the person(s) to whom such shares are to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a party hereunder.

                    (b) Each certificate representing each of the securities shall bear a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE VOTING AGREEMENT.”

          12. Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the shares of capital stock subject to this Agreement to bear the legend required by paragraph 11 herein, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the shares of capital stock subject to this Agreement to bear the legend required by paragraph 11 herein and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this paragraph 12 shall not effect the validity or enforcement of this Agreement.

          13. Termination. This Agreement shall terminate upon the earliest to occur of:

                    (a) the written consent of (a) the Company; (b) Charter; and (c) the holders of at least a majority in interest of the shares of the Preferred Stock outstanding (or Common Stock issued upon the conversion thereof), voting together as a single class on an as converted to Common Stock basis;

                    (b) the closing date of a firm commitment underwritten public offering of the Company's Common Stock or other equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended;

                    (c) such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended;

                    (d) the consolidation or merger of the Company (but only with respect to a consolidation or merger pursuant to which stockholders of the Company (determined prior to such consolidation or merger) hold less than 50% of the voting equity of the surviving corporation), the sale of all or substantially all of the assets of the Company, or the granting of an exclusive license of all or substantially all of the Company's intellectual property used to generate all or substantially all of the Company's revenues; or

                    (e) such time as fewer than twenty-five percent (25%) of the aggregate shares of Preferred Stock remains outstanding; or

                    (f) with respect to the election of the Charter Nominee or Alliance Nominee, such time as Charter or Alliance, as the case may be, no longer owns any shares of Preferred Stock.

          14. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

          15. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

          16. Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in paragraph 11.

          17. Amendments and Waivers. Any term hereof may be amended (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company; (b) the holders of at least a majority of the shares of common stock held by the Founders; (c) the holders of at least a majority of the shares of Preferred Stock outstanding (or Common Stock issued upon the conversion thereof); and (d) with respect to the rights of Charter or Alliance, such affected party. The observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party so waiving the observance of such term. Any amendment or waiver so effected shall be binding upon the Company, the Founders, the Investors and all of their respective successors and assigns whether or not such party, assignee or other stockholder entered into or approved such amendment or waiver.

          18. Entire Agreement. This Agreement is intended to be the sole agreement of the parties as it relates to this subject matter.

          19. Enforceability/Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement so as to make effective and enforceable the intent of this Agreement.

          20. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to contracts among California residents entered into and to be performed entirely within California.

          21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          22. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

          23. Facsimile. This Agreement may be signed by facsimile.

[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

COMPANY:

XALTED NETWORKS, INC.

(Please print name or type name)

(Signature)

(Title)

FOUNDERS:

Tim D. Phillips

Address: ___________________________________________

Pratap (Bob) Kondamoori

Address: ___________________________________________

[Signature Page to the Voting Agreement]

INVESTORS:

(Please print name or type name)

(Signature)

(Title, if applicable)

[Signature Page to the Voting Agreement]

EXHIBIT A

Investors

1.	BlueStream Ventures, L.P.
2.	TI Venture III, L.P.
3.	Granite Ventures, LP
4.	Alliance Ventures I, LP
5.	Alliance Ventures V, LP
6.	Empire Capital Partners
7.	Charter Ventures IV, L.P.
8.	Oxcal Venture Fund
9.	Glenbrook Capital, L.P.
10.	Solar Venture Partners, L.P.
11.	Zodiac Venture Fund II, L.P.
12.	Brobeck, Phleger & Harrison LLP
13.	Satwik Fund I, LLC
14.	Satwik Affiliates I, LLC
15.	Todd U.S. Ventures LLC

EXHIBIT G

Schedule of Exceptions

          This Schedule of Exceptions, dated as of February 10, 2004, is made and given pursuant to Section 2 of the Xalted Networks (the “Company”) Series BB and CC Preferred Stock Purchase Agreement, as amended, of even date herewith (the “Agreement”). The paragraph numbers in this Schedule of Exceptions correspond to the paragraph numbers in the Agreement; however, any information disclosed herein under any paragraph number shall be deemed to be disclosed and incorporated into any other paragraph number under the Agreement to the extent such disclosure on its face would reasonably be deemed to apply. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

          1.1 Organization, Good Standing and Qualification

          None

          1.2 Capitalization and Voting Rights

                    (a) Empire Capital Partners holds 55,033 shares of Common Stock (on a pre-reverse split basis) and 1,186,705 shares of Series C Preferred Stock (on a pre-reverse split basis) that were issued in reliance upon the exemption set forth in Section 36(b)-21(b)(10) of the Connecticut Uniform Securities Act and Section 4(2) of the Securities Act of 1933. Regulations enacted by the State of Connecticut governing Section 36(b)-21(b)(1) call for the Company to have provided a prefiling notice and check for $150.00 when relying on the above referenced exemption. The Company is not aware of whether such notice was ever provided to the State of Connecticut.

                    (b) The Company entered into a Confidential Termination Agreement and Mutual General Release dated December 16, 2003 with Tim Phillips. Pursuant to that agreement, the Company has agreed to cancel $30,000 of indebtedness owed by Mr. Phillips to the Company in exchange for termination of Mr. Phillips employment agreement with the Company and a release from the Company’s obligations to make payment of all wages currently owed under his employment agreement.

Mr. Manikonda and Mr. Kondamoori have agreed pursuant to a certain side letter, dated December 19, 2003, which amends and restates in its entirety a certain May 1, 2002 agreement between Mr. Manikonda and Xalted Networks, Inc., that they will transfer all of their respective ownership interests in Xalted Information Systems, Pvt. Ltd. (“XNI”) to the Company or intermediate company wholly-owned by the Company in exchange for (i) the reimbursement of any loans made to XNI and documents out-of-pocket costs incurred in connection with the organization of XNI that have not been repaid along with interest on such loans which shall accrue at 6% per annum. Mr. Manikonda and Mr. Kondamoori further agree that the Company shall have the right to make such payment in the form of shares of Series CC Preferred Stock with a value of $.674 per share. As of January 27, 2004, Mr. Manikonda has provided XNA with loans with a principal amount of $298,489.00 at 6% interest per annum beginning on May 1, 2002.

According to an agreement between the Company and WSGR, WSGR will cancel $25,000 in accrued fees in exchange for shares of Series CC Preferred Stock.

          1.3 Subsidiaries

          The Company purchased two million shares of Series B Preferred Stock of SysteamUS, Inc. (“SysteamUS”) on August 8, 2003 at a price of $0.50 per share. The Company agreed to secure purchasers for an additional two million shares of Series B Preferred Stock at $0.50 per share and to purchase the balance of the two million shares not committed to by additional purchasers. The Company will invest not more than $375,000 of the proceeds of this investment towards this purchase, the balance being contributed by the Company’s affiliated investors. Pursuant to this transaction, the Company will hold 39% of SysteamUS on a fully-diluted basis.

          The Company has a consulting and license agreement with Xalted Information Systems Ltd. (“XNI”) pursuant to which XNI provides the Company with software consulting. XNI and the Company have agreed to enter into a side agreement whereby Bob Kondamoori and Raj Manikonda will transfer all of their shares of XNI to the Company.

          See disclosure in Section 2.2(d) regarding XNI.

          1.4 Authorization

          None

          1.5 Valid Issuance of Preferred and Common Stock

          None

          1.6 Governmental Contracts

          None

          1.7 Offering

          None

          1.8 Litigation

          Citicorp Vendor Finance (“Citicorp”): Citicorp sued the Company for approximately $154,000 in payments related to a buy-back lease for test equipment signed by the Company. The Company has reached a settlement with Citicorp Vendor Finance for a settlement amount of $144,000 payable in 4 equal monthly installments which started December 5, 2003. If we are unable to make such payments, then the Company will be considered to be in violation of this agreement. The Company made its first payment of $36,000 on December 5, 2003, a second payment of $36,000 on January 5, 2004 and a third payment of $36,000 on February 4, 2004.

          The Company owes certain ex-employees wages due for the bi-monthly period ending July 5, 2003. While the company has substantially paid these obligations, the Company still owes approximately $28,000 in wages due plus payroll taxes of approximately $5,000 on such wages. To the extent that the Company cannot or will not pay these wages to ex-employees, there exists the possibility the ex-employees will sue the Company for these wages.

          Certain ex-employees claim that the Company owes them wages that were withheld as deferred compensation as part of a 10% reduction in wages instituted by the Company due to cash flow problems. While there is no documentation of the deferrals and no board resolution authorizing such deferrals, the Company, prior to the appointment of present management, accounted for this 10% reduction in salary as a deferral. The Company has represented to the Texas Workforce Commission that such deferred salary, while not documented, could be payable upon the completion of at least a $5,000,000 round of venture financing. To the extent that the Company cannot or will not pay these wages to ex-employees, there exists the possibility the ex-employees will sue the Company for the disputed amount.

          An ex-employee named James Dickerson has claimed the above mentioned deferred wages amounting to $11,942.31 through an appeal filed with the Texas Workforce Commission. A preliminary hearing has been scheduled for February 17, 2004 to resolve this issue.

          The Company owes Pirola Pennuto Zei & Associati (“Pirola”) Euros 52,482 in connection with its purchase of Series B Preferred Stock of SysteamUS. Pirola has e-mailed the Company that it will potentially pursue legal steps to recover those fees if payment is not made. SysteamUS has made a $10,000 payment to forestall any legal actions by Pirola.

          Each of the liabilities referenced above in this Section 2.8 is reflected in (and not in addition to) the liabilities shown on the Company’s balance sheet as of February 10, 2004, which is attached to this Schedule of Exceptions as Attachment 1 (the “Balance Sheet”).

          1.9 Proprietary Information and Inventions Agreements

          None

          1.10 Patents and Trademarks

          None

          1.11 Compliance with Other Instruments

          None.

          1.12 Agreements; Action

          All amounts described in more detail below in this Section 2.12 are included within (and not in addition to) the liabilities reflected on the Balance Sheet except for (i) the commitment of the Company to purchase not more than $375,000 worth of additional shares of SysteamUS, (ii) the commitment to pay Mr. Manikonda $289,489.00 plus accrued interest as described in Section 2.2(d) of this Schedule of Exceptions, (iii) approximately $36,000 of fees accrued to WSGR since they have not been invoiced, and (iv) the contingent liabilities set forth in the Corona Agreement referenced in this section of the disclosure schedule.

          Charter Ventures and the Trustee in Bankruptcy for Corona Networks, Inc. entered into an agreement in December 2003 whereby Charter Ventures acquired all of the intellectual property of Corona Networks for $110,000.00. Pursuant to the terms of the Agreement, the Company paid the trustee the $110,000.00 and in consideration, Charter is required to either license or assign the intellectual property rights to Xalted. In addition, in the event Xalted licenses the Corona intellectual property to any third party, Xalted will be required to pay 50% of the consideration received with respect to the license to the Trustee, up to a maximum of $100,000.

          The Company issued subordinated promissory notes of $200,000 each to Charter Ventures and Glenbrook Capital in December 2003. The Company issued subordinated promissory notes of $150,080.88 to Alliance Ventures in February 2004.

          The Company and WSGR have agreed on a settlement of fees whereby the majority of fees will be paid at the initial closing.

          The Company has a commitment to invest not more than $375,000 in SysteamUS. The Company has already invested a million dollars to date. See Section 2.3 for additional details.

          The Company owes secured and unsecured creditors a total of approximately $6.5 million in loans. The principal of and interest on these loans are listed on Exhibits A and Exhibits B (other than loans from SysteamUS, in the amount of $52,000 and Euros10,000 which are interest free short term loans) to the Agreement and will be converted into Series BB and Series CC Preferred Stock at the Initial Closing.

          As of February 10, 2004, the Company owed an additional $382,000 in accrued interest related to these loans.

          The Company owes ex-employees approximately $134,000 in wages and deferred wages and severance benefits. Of this amount approximately $78,000 are related to deferred wages from a 10% reduction in pay that the ex-employees claim management made a verbal promise to repay. However, there is no written communication regarding the date of repayment and the Company has made representations to the Texas Workforce Commission that such payments are not due until the Company completes a venture financing round of at least $5,000,000.

          If and when such payments are made by the Company, it is estimated that the Company would owe approximately $10,276 in payroll taxes on the distribution.

          The Company may owe payroll taxes on the $50,000 worth of Series CC stock that was granted to Mr. Tim Phillips as part of his settlement of past due wages with the Company.

          The Company is in discussions with YPoint Capital, Inc. about payments for services rendered by Mr. Div Harish over and above the contractual requirement of 24 hours per week. Per requests from Mr. Bob Kondamoori, Mr. Div Harish provided almost round the clock support as the Interim CFO for the MIC deal, the restructuring and clean-up of debts with creditors and the balance sheet, multiple bridge loans and the Series BB&CC financing. In light of this, YPoint Capital and Bob Kondamoori are having discussions to come to an agreement about the appropriate compensation for these additional services requested by Xalted and provided by YPoint Capital.

          The Company entered into consulting agreements with two former Corona service providers which have a cap of $8,000 per month. Currently the December invoice for one of the consultants was $1,750 and $0 for the other.

          See disclosure in Section 2.2(d) of this Schedule of Exceptions.

          The Company owed as of February 8, 2004 the following parties funds related to purchases of products or services by the Company: Wilson Sonsini Goodrich & Rosati: $500,000.00

Citicorp Vendor Finance:	$36,000 pursuant to a lease settlement. The Company has three remaining payments on this obligation.
$30,095 additional lease obligation for office equipment.
Brobeck, Phleger & Harrison:	$79,578 (Disputed Amount)
Charter Venture IV L.P.	$69,435.07 (Expense reimbursements)
Pirola Pennuto Zei & Associati:	Euros 43,928 (SysteamUS fees, Euros 10K paid by Systeam)
SysteamUS	Euros 10,000 & $52,000
GTW Law	$30,000 (SysteamUS legal fees)
GCA Law Partners	$23, 768 (Series CC legal fees)
Krishna Vishwanadham	$22,109 (Fees for Dec/Jan & Expense Reimb.)
Farrow, McMahon & Rasmussen:	$20,735 (legal expenses)
Price Waterhouse Coopers:	$20,311 (Systeam transaction fees)
Bob Connolly:	$19,343 ( Fees for Nov/Dec 2003, Jan 2004)
Savastra Systems	$15,200 (Fees for Nov/Dec 2003)
Raj Manikonda	$13,248 (Fees Jan 2004 and expenses)

YPoint Capital, Inc.	12,500 (Consulting Fees for Nov & Dec 2003)
Narendra Dhara	$ 8,250 (Corona Consulting)
Hal Lasky:	$7,227.50 (legal fees for bankruptcy)
Parkway Plaza	$ 6,815 (Rent for February 2004)
Shyam Gettu	$ 5000 (Jan 2004 Fees)
All other creditors with amounts owed less than $5000:	approximately $17,500 in the aggregate.

          1.13 Related Party Transactions

          Mr. Rajendra Manikonda is an officer of Xalted Networks, Inc. (“XNA”) and is also an officer and shareholder of Xalted Information Systems Ltd. (“XNI”). XNA has a consulting and licensing agreement with XNI pursuant to which XNI offers software development solutions.

          Mr. Pratap (“Bob”) Kondamoori, the CEO of Xalted Networks is also a Venture Partner at Charter Ventures – one of the venture investors in Xalted Networks. Bob is on a leave of absence from Charter currently and is the full time CEO of Xalted Networks.

          1.14 Financial Statements

          None

          1.15 Changes

          None

          1.16 Tax Returns

          None

          1.17 Permits

          None

          1.18 Title to Property and Assets

          Citicorp Vendor Finance may have liens on certain test equipment that were pledged as collateral pursuant to a lease buy back arrangement. As part of the settlement, the Company will get all such liens cancelled and the property will become the fully owned property of Xalted Networks.

          1.19 Employee Benefit Plans

          The Company had a 401(k) plan in place until October 31, 2003. This plan was terminated and all the funds in the plan were rolled over into employee retirement accounts or were disbursed according to instructions from current and ex-employees.

          1.20 Disclosure

          The Company filed for Chapter 11 Bankruptcy Protection on July 5, 2002. The filing was dismissed on January 23, 2003 because the debtor-in-possession did not file and confirm a plan of reorganization. All the creditors that existed pre-filing remained as creditors post filing. The Company has negotiated settlements with a number of these creditors. With the exception of the Company’s commitment to purchase additional shares of SysteamUS, all other obligations that remain outstanding (including without limitation those outstanding under existing settlements) are included in the accounts payable section of the Balance Sheet.

          1.21 Section 83(b) Elections

          None

          1.22 Minute Books

          None

          1.23 Qualified Small Business Stock

          None

Attachment 1

Balance Sheet

EXHIBIT H

Proprietary Information and Inventions Agreements

1

EXHIBIT H

Proprietary Information and Inventions Agreements

2

XALTED NETWORXS, INC.
AT WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
INVENTION ASSIGNMENT
AND ARBITRATION AGREEMENT

                    As a condition of my employment with Xalted Networks, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

          1. At-Will Employment.

                    I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE PRESIDENT OF THE COMPANY. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

          2. Confidential Information.

                    A. Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company, except under a non-disclosure agreement duly authorized and executed by the Company. I understand that “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. I further understand that Confidential information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

                    B. Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

                    C. Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to bold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

          3. Inventions.

                    A. Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or service a Prior Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

                    B. Assignment of Inventions. I agree that I will promptly make fall written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or-not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as ‘‘Inventions”), except as provided in Section 3.F below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “Works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such invention.

                    C. Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                    D. Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

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                    E. Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and dam with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, end nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

                    F. Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any inventions which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto ns Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

          4. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation or consulting directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

          5. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 3.D. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit C.

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          6. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

          7. Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for my other person or entity.

          8. Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit D hereto.

          9. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

          10. Arbitration and Equitable Relief.

                    A. Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1283.05 (THE ‘‘RULES”) AND PURSUANT TO CALIFORNIA LAW. DISPUTES WHICH I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER, STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.

6

                    B. Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS’ FEES AND COSTS, AV AVAILABLE UNDER APPLICABLE LAW. I UNDERSTAND THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT I SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION I INITIATE. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING.

                    C. Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BYLAW WHICH THE COMPANY HAS NOT ADOPTED.

                    D. Availability of Injunctive Relief. IN ADDITION TO THE RIGHT UNDER THE RULES TO PETITION THE COURT FOR PROVISIONAL RELIEF, I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NON SOLICITATION OR LABOR CODE §2870. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF. THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS FEES.

                    E. Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

7

                    F. Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

          11. General Provisions.

                    A. Governing Law, Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

                    B. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or representations between us including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the President of the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

                    C. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                    D. Successors and .Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, in successors, and its assigns.

8

Exhibit A

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Identifying Number or Brief
Title	Date	Description

__ No inventions or improvements

__ Additional Sheets Attached

Signature of Employee: ___________________________

Print Name of Employee: __________________________

Date:

Exhibit B

CALIFORNIA LABOR CODE SECTION 2870
INVENTION ON OWN TIME-EXEMPTION FROM AGREEMENT

          “(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

          (2) Result from any work performed by the employee for the employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT I

Form of Opinion of Company Counsel

[Wilson Sonsini Goodrich & Rosati Letterhead]

February 10, 2004

To the Purchasers Listed on
Exhibit A and Exhibit B of the Xalted Networks, Inc.
Series BB and CC Preferred Stock
Purchase Agreement
Dated February 10, 2004

Ladies and Gentlemen:

          Reference is made to the Series BB and CC Preferred Stock Purchase Agreement dated as of February 10, 2004 (the “Agreement”), by and among Xalted Networks, a Delaware corporation (the “Company”), and you, which provides for the sale and issuance by the Company to you of shares of Series BB Preferred Stock and shares of Series CC Preferred Stock (the “Shares”). This opinion is rendered to you pursuant to Section 4.6 of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein. Reference in this opinion to the Agreement excludes any substantive agreement attached as an exhibit, unless otherwise indicated.

          We have acted as counsel for the Company in connection with the negotiation of the Agreement, the Amended and Restated Investors’ Rights Agreement (the “Rights Agreement”) and the Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Co-Sale Agreement,” and collectively with the Agreement and the Rights Agreement the “Investment Agreements”) and the issuance of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

          As used in this opinion, the expression “to our knowledge,” “known to us” or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression “to our knowledge,” “known to us” or similar language with reference to matters of fact refers to the actual knowledge of the attorneys of this firm who have worked on matters for the Company. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

          For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Investment Agreements, and we are assuming that the representations and warranties made by you in the Agreement and pursuant thereto are true and correct. We are also assuming that you have purchased the Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

          The opinions hereinafter expressed are subject to the following qualifications:

          12. We express no opinion as to whether the Company’s Board of Directors and its stockholders have each complied with applicable fiduciary duties in connection with the transactions contemplated by the Investment Agreements;

          13. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

          14. We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws;

          15. We express no opinion as to the enforceability of the indemnification provisions of Section 2.7 of the Rights Agreement, to the extent such provisions may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

          16. We are members of the Bar of the State of California and, except as set forth in paragraph 8 below with respect to the securities laws of other states, we are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California. We note that the parties to the Investment Agreements have designated the laws of the State of California as the laws governing the Investment Agreements. Our opinion in paragraph 5 below as to the validity, binding effect and enforceability of the Investment Agreements is premised upon the result that would be obtained if a California court were to apply the internal laws of the State of California (excluding conflict of law principles) to the interpretation and enforcement of the Investment Agreements. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the securities laws of such states contained in reporting services presently available to us;

          17. Our opinions are qualified in their entirety by the limitations imposed by general principals of equity, upon the availability of equitable remedies for the enforcement of provisions of the Investment Agreements and related documents and by the effect of judicial decisions which have held that certain provisions and agreements are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material and we further express no opinion as to any ‘quasi-preemptive rights’ that may be available as a result of judicial decisions, or as to the effect of rules of law governing specific performance and injunction relief (regardless of whether any such remedy is considered in a proceeding at law or in equity);

          18. We are assuming that, for purposes of our opinion, the transactions contemplated by the Investment Agreements are fair, just and reasonable, within the meaning of Section 310 of the California General Corporation Law and Section 144 of the General Corporation Law of the State of Delaware;

          19. We have made no review of litigation dockets and are relying on the certificate of the Company regarding the status of litigation involving the Company or any of its officers and directors; and

          20. We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws. Furthermore, we express no opinion as to the accuracy and completeness of the information provided by the Company to the Purchasers and the Company’s stockholders in connection with the offer and sale of the Shares.

          Based upon and subject to the foregoing, and except as disclosed in the Agreement or in the Schedule of Exceptions thereto, we are of the opinion that:

     A. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite. corporate power to own and operate its properties and assets, and to carry on its business as currently conducted. To our knowledge, the Company is qualified to do business in the State of California and all jurisdictions where the failure to so qualify would have a material adverse impact upon the Company or its business, assets, condition (financial or otherwise) or results of operations.

     B. The Company has all requisite legal and corporate power to execute and deliver the Investment Agreements, to sell and issue the Shares under the Agreement, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of these agreements.

     C. The authorized capital stock of the Company consists of 47,000,000 shares of Common Stock and 36,114,943 shares of Preferred Stock, 1,114,943 of which are designated as Series AA Preferred, 20,000,000 of which are designated as Series BB Preferred and 15,000,000 of which are designated as Series CC Preferred. Immediately prior to the Closing there were issued and outstanding 165,062 shares of Common Stock, 1,112,882 shares of Series AA Preferred Stock, no shares of Series BB Preferred Stock and no shares of Series CC Preferred Stock. All such issued and outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable. The Company has reserved 35,000,000 shares of Common Stock for issuance upon conversion of the Shares. There are 6,802,000 shares of Common Stock reserved for issuance under the Company’s 2003 Stock Plan and 25,000 shares of Common Stock reserved for issuance under the Company’s 2000 Stock Plan. To the best of our knowledge, except as set forth in the Investment Agreements, the Schedule of Exceptions thereto, and the Company’s Amended and Restated Certificate of Incorporation, there are no preemptive rights, options, warrants or conversion privileges (other than the conversion privileges of the Shares issued pursuant to the Agreement) or other rights in writing (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Company’s securities.

     D. The Shares, when issued, sold and delivered in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of any liens or encumbrances. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and, upon issuance in accordance with the terms of the Agreement and the Amended and Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable and will be free and clear of any liens or encumbrances, other than those imposed by holders thereof. However, the Shares (and the Common Stock issuable upon conversion of the Shares) may be subject to restrictions on transfer under state and federal securities laws.

     E. All corporate actions on the part of the Company and its directors and stockholders that are necessary for the authorization, execution, delivery and performance of the Investment Agreements by the Company, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares), and the performance of the Company’s obligations under the Investment Agreements have been taken. The Investment Agreements have been duly and validly executed and delivered by the Company, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     F. The execution and delivery by the Company of the Investment Agreements, the performance by the Company of its obligations under the Investment Agreements, and the issuance of the Shares (and the Common Stock issuable upon conversion thereof) do not violate any provision of the Amended and Restated Certificate of Incorporation or Bylaws, or any provision of any applicable federal or state law, rule or regulation known to us to be customarily applicable to transactions of this nature.

     G. To our knowledge, except as set forth in the Schedule of Exceptions to the Agreement, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, is there any written threat thereof), which, (either in any case or in the aggregate) if adversely determined, might result in any material adverse change in the business or financial condition of the Company or which questions the validity of the Investment Agreements or any action taken or to be taken by the Company in connection therewith. Except as set forth in the Schedule of Exceptions to the Agreement, we are not aware that there is any litigation pending against the Company or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, by reason of the proposed activities of the Company, the past employment relationships of its officers, directors or employees, or negotiations by the Company or any of its officers or directors with possible investors in the Company or its business.

     H. Other than in connection with compliance with any securities laws (with respect to which we direct you to the opinion in paragraph 9 below) no consent, approval, order or authorization of, or designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution and delivery of the Investment Agreements, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) or the consummation of any other transaction contemplated by the Investment Agreements.

     I. Subject to the accuracy of your representations set forth in Section 3 of the Agreement, the offer, sale and issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) to you in conformity with the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended and qualification under California Corporate Securities Law of 1968, as amended.

          This opinion is furnished to you solely for your benefit in connection with the purchase of the Shares, and may not be relied upon by any other person or for any other purposes without prior written consent.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson, Sonsini, Goodrich & Rosati